Exhibit 10.1

CONFIDENTIAL

EXECUTION VERSION

***Text Omitted and Filed Separately with the Securities and Exchange Commission

Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

RESEARCH, COLLABORATION & LICENSE AGREEMENT

DATED AS OF MAY 5, 2016

BY AND BETWEEN

THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA

AND

DIMENSION THERAPEUTICS, INC.

Page

Article 1	DEFINITIONS1
Article 2	COLLABORATION PROGRAMS; GOVERNANCE10
2.1	Overall Project10
2.2	Research10
2.3	Funding of the Research Program12
2.4	Unavailability of Dr. Wilson13
2.5	Technology Transfer13
2.6	Governance14
Article 3	LICENSES AND OTHER RIGHTS17
3.1	Grant of License17
3.2	Retained Rights17
3.3	U.S Government Rights17
3.4	Grant of Sublicense by Licensee18
3.5	No Implied License19
3.6	Exclusivity […***…]19
3.7	Exclusivity to […***…] and of Wilson Laboratory19
Article 4	FINANCIAL PROVISIONS20
4.1	Issue Fee20
4.2	Milestone Payments20
4.3	Royalties21
4.4	Penn Sublicense Income23
4.5	Mode of Payment and Currency24
4.6	Royalty and Penn Sublicense Income Reports25
4.7	Late Payments25
4.8	Accounting25
4.9	Books and Records25
4.10	Audits26
4.11	Withholdings27
Article 5	CLINICAL DEVELOPMENT, REGULATORY AFFAIRS;
COMMERCIALIZATION27
5.1	Clinical Development27

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5.2	Commercialization28
5.3	Manufacturing28
5.4	Regulatory28
5.5	General Diligence29
5.6	Progress Reports29
Article 6	INTELLECTUAL PROPERTY29
6.1	Ownership29
6.2	Patent Filing Prosecution and Maintenance30
6.3	Patent Costs32
6.4	Infringement32
6.5	Patent Marking34
Article 7	CONFIDENTIALITY& PUBLICATION34
7.1	Confidential Information34
7.2	Exceptions to Confidentiality34
7.3	Penn Intellectual Property35
7.4	Publications35
7.5	Other Permitted Disclosures35
Article 8	REPRESENTATIONS, WARRANTIES AND COVENANTS36
8.1	Mutual Representations and Warranties36
8.2	Disclaimer of Representations and Warranties36
8.3	Covenants of Licensee37
Article 9	INDEMNIFICATION; INSURANCE AND LIMITATION OF LIABILITY37
9.1	Indemnification by Licensee37
9.2	Insurance38
9.3	LIMITATION OF LIABILITY39
Article 10	TERM AND TERMINATION39
10.1	Term39
10.2	Termination of the Agreement for Convenience40
10.3	Termination For Cause40
10.4	Effects of Termination40

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10.5	Tolling42
Article 11	ADDITIONAL PROVISIONS42
11.1	Relationship of the Parties42
11.2	Expenses42
11.3	Third Party Beneficiary42
11.4	Use of Names42
11.5	No Discrimination42
11.6	Successors and Assignment43
11.7	Further Actions43
11.8	Entire Agreement of the Parties; Amendments43
11.9	Governing Law43
11.10	Dispute Resolution43
11.11	Injunctive Relief43
11.12	Notices and Deliveries43
11.13	Waiver44
11.14	Severability44
11.15	Interpretation44
11.16	Counterparts45
11.17	Force Majeure45

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UNIVERSITY OF PENNSYLVANIA

RESEARCH, COLLABORATION & LICENSE AGREEMENT

This Research, Collaboration & License Agreement (this “Agreement”) is dated as of May 5, 2016 (the “Effective Date”) by and between The Trustees of the University of Pennsylvania, a Pennsylvania nonprofit corporation (“Penn”), and Dimension Therapeutics, Inc., a corporation organized under the laws of the state of Delaware (“Licensee”).  Penn and Licensee may be referred to herein as a “Party” or, collectively, as “Parties”.

RECITALS:

WHEREAS, Licensee is a biopharmaceutical company with expertise in the development, manufacture and commercialization of human therapeutic products for treatment of genetic disorders associated with the liver.

WHEREAS, Penn, through Dr.  James Wilson and the Wilson Laboratory, have technology and expertise in the research and development of Gene Therapy Products, including with respect to Gene Therapy Products for the treatment of genetic disorders associated with the liver.

WHEREAS, the Research Program contemplated by this Agreement is of mutual interest to Licensee and Penn and furthers the educational, scholarship and research objectives of Penn as a nonprofit, tax-exempt, educational institution, and may benefit Licensee and Penn through the creation or discovery of new inventions and the development and commercialization of Licensed Products (as defined below).

NOW, THEREFORE, in consideration of the various promises and undertakings set forth herein, the Parties agree as follows:

Article 1
DEFINITIONS

Unless otherwise specifically provided herein, the following terms shall have the following meanings:

1.1	“Acceptance Criteria” means the criteria set forth in the Research Plan to be used by the JSC to determine whether a Drug Candidate qualifies as a Development Candidate.
1.2

“Affiliate” means a Person that controls, is controlled by or is under common control with a Party, but only for so long as such control exists.  For the purposes of this Section 1.2, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct the management and policies of such Person or entity, whether by the ownership of more than fifty percent (50%) of the voting securities of such entity, or by contract or otherwise.

1.3	“Background Patent Rights” means the Patent Rights that are listed on Exhibit A, and any Patent Rights issuing therefrom.
1.4

“BLA” means (a) a Biologics License Application as defined in the FD&C Act and the regulations promulgated thereunder, (b) a Marketing Authorization Application (“MAA”) in the European Union, or (b) any equivalent or comparable application, registration or certification in any other country or region.

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1.5	“Calendar Quarter” mean the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31 of each Calendar Year.
1.6	“Calendar Year” means each successive period of twelve (12) months commencing on January 1 and ending on December 31.
1.7

“cGLP” means the current good laboratory practice regulations promulgated by the FDA, published at 21 C.F.R.  § 58, and all applicable FDA rules, regulations, orders and guidances and equivalent or comparable non-United States regulations, rules, orders, guidances and standards in the Territory, as applicable, as such current laboratory practices, rules, regulations,  orders, guidances and standards may be amended from time to time.

1.8

“cGMP” means those current good manufacturing practices promulgated by the FDA, published at 21 C.F.R § § 210 and 211, and all applicable FDA rules, regulations, orders and guidances, and the requirements with respect to current good manufacturing practices prescribed by the European Community under provisions of “The Rules Governing Medicinal Products in the European Community, Volume 4, Good Manufacturing Practices, Annex 13, Manufacture of Investigational Medicinal Products, July 2003”, as such practices, rules, orders, guidances, guidelines, regulations and standards may be amended from time to time.

1.9

“Clinical Trial” means a human clinical trial conducted on human subjects that is designed to (a) evaluate whether a pharmaceutical product is reasonably safe for continued testing, (b) investigate the safety and efficacy of the pharmaceutical product for its intended use, and to define warnings, precautions and adverse reactions that may be associated with the pharmaceutical product in the dosage range to be prescribed or (c) support Regulatory Approval of such pharmaceutical product or label expansion of such pharmaceutical product.

1.10

“Combination Products” means a Licensed Product that is delivered with one or more additional active ingredients and/or other items or services incident to the administration of any such Licensed Product (with or without one or more such other active ingredients), including companion diagnostics, in each such case when any of the foregoing are co-formulated, co-packaged or sold under one pricing scheme (whether payment of such price is paid to the same or to more than one seller).

1.11

“Commercially Reasonable Efforts” means the efforts and resources that a similarly situated biopharmaceutical company or research institution, as applicable, would use for its own internally discovered technology of similar commercial potential and similar stage of development, taking into consideration the likely timing of the technology’s entry into the market, any patent and other proprietary position,  issues of safety and efficacy, manufacturing and supply considerations, regulatory approval process, product labeling, product profile and pricing/reimbursement. Without limiting the foregoing, Commercially Reasonable Efforts requires, with respect to such obligations, that the Party (a) promptly assign responsibility for such obligation to specific employee(s) who are accountable for progress and monitor such progress on an on-going basis, (b) set annual objectives for carrying out such obligations, and (c) allocate resources designed to advance progress with respect to such objectives.  For clarity, Commercially Reasonable Efforts will not mean that a Party guarantees that it will actually accomplish the applicable task or objective.

1.12	“Compulsory License” means a compulsory license under Penn Patent Rights obtained by a Third Party through the order, decree, or grant of a competent Governmental Body or court,

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authorizing such Third Party to research, develop, make, have made, use, sell, offer for sale, commercialize or import a Licensed Product in any country.
1.13

“Controlled” means, with respect to intellectual property rights, that a Party or one of its Affiliates owns or has a license or sublicense to such intellectual property rights and has the ability to provide to, grant a license or sublicense to, or assign its right, title and interest in and to, such intellectual property rights as provided for in this Agreement without violating the terms of any agreement or other arrangement with any Third Party.

1.14

“Development Candidate” means (a) a Drug Candidate designated as a “Development Candidate” by the JSC following satisfaction of the Acceptance Criteria and (b) any Drug Candidate with respect to which the […***…] studies identified in the Research Plan are commenced with the intent to satisfy the requirements for filing an IND with respect to such Drug Candidate.  For clarity, the JSC may designate back-up candidates as Development Candidates if such back-up candidates satisfy the Acceptance Criteria.

1.15

“Drug Candidate” means a Gene Therapy Product candidate discovered, conceived or developed by Penn or Licensee, or delivered to Licensee, in each case, under the Research Plan.  For clarity, “Drug Candidate” includes only those Gene Therapy Product drug candidates that are worked on pursuant to the Research Plan.

1.16	“EMA” means the European Medicines Agency and any successor entity thereto.
1.17

“Existing REGENXBIO Agreements” means, collectively, the following agreements by and between REGENXBIO and Licensee: (a) License Agreement dated October 30, 2013, as previously amended, and (b) Option and License Agreement dated March 10, 2015, as each may be amended or restated.

1.18	“FDA” means the United States Food and Drug Administration and any successor entity thereto.
1.19	“FD&C Act” means the United States Federal Food, Drug and Cosmetic Act, as amended.
1.20

“Field” means collectively (a) treatment of Wilson Disease in human patients; (b) treatment of Phenylketonuria in human patients; and (c) treatment of Citrullinemia Type I in human patients, and for each of (a) through (c) relevant diagnostic or prognostic applications to support such therapeutic use (each of (a), (b) and (c), a “Subfield”).

1.21

“First Commercial Sale” means, on a country-by-country basis, the first commercial transfer or disposition for value of Licensed Product in such country to a Third Party by Licensee, or any of its Affiliates or Sublicensees, in each case, after all Governmental Approvals have been obtained for such country.

1.22	“GAAP” means United States generally accepted accounting principles applied on a consistent basis.
1.23

“Gene Therapy Product” means, with respect to a pharmaceutical product, that such pharmaceutical product inserts one or more functional genes into a patient’s cells using an adeno associated virus.  For clarity, gene therapy products do not include genome editing, in which genetic engineering is used to insert, delete or replace DNA in the genome of an organism using engineered nucleases.

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1.24

“Governmental Approval” means, with respect to a Licensed Product in a country or region, all approvals, licenses, registrations and authorizations of the relevant Governmental Body, if applicable, required for the commercialization of such Licensed Product in such country.

1.25

“Governmental Body” means any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, provincial, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or entity and any court or other tribunal); (d) multi-national or supranational organization or body; or (e) individual, entity, or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

1.26

“IND” means an Investigational New Drug Application as defined in the FD&C Act and the regulations promulgated thereunder, or (b) the equivalent application to the equivalent regulatory authority in any other regulatory jurisdiction, including a Clinical Trial Authorization (“CTA”) to the European Medicines Agency, the filing of which is necessary to initiate or conduct clinical testing of a pharmaceutical product in humans in such jurisdiction.

1.27

“Improvements” means any modification, enhancement or other improvement arising from Licensee’s use of Penn Know-How or Penn Materials in connection with the exploitation of the license granted to Licensee under Section 3.1.2 outside of the Research Program (provided that (a) for clarity, any such Penn Know-How continues to be confidential and proprietary to Penn at the time of such use and (b) “Improvements” does not include any modifications, enhancements or other improvements arising from any manufacturing and manufacturing-related activities (including assay development) conducted by or on behalf of Licensee).

1.28	“Improvement Patent Rights” means all Patent Rights claiming an Improvement.
1.29

“Know-How” means proprietary and confidential intellectual property, data, results, pre-clinical and clinical protocols and study data, chemical structures, chemical sequences, information, inventions, formulas, trade secrets, techniques, methods, processes, procedures and developments, and regulatory documentation, whether or not patentable; except that “Know-How” does not include Patent Rights claiming any of the foregoing.  “Know-How” also does not include Penn Materials or Licensee Materials.

1.30	“Law” or “Laws” means all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the binding effect of law of any Governmental Body.
1.31	“Licensee Materials” means any biological or chemical materials Controlled by Licensee and provided to Penn under this Agreement.
1.32

“Licensed Product” means any Gene Therapy Product, including Combination Products, the researching, developing, making, using, importation, sale, offering for sale, or commercialization of which, (a) on a country-by-country basis, in the absence of the licenses granted to Licensee hereunder would infringe or reads on at least one pending or granted claim of the Penn Patent Rights in such country, or (b) incorporates or is based on the use of Penn Know-How, or (c) incorporates or is based on the use of Penn Materials (including any capsid).  For clarity, any

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drug or other product containing a Development Candidate (including each Development Candidate as a stand-alone Gene Therapy Product) will be treated as a Licensed Product.
1.33	“Major Markets” means […***…].
1.34	“MHLW” means the Ministry of Health, Labor and Welfare of Japan.
1.35

“Net Sales” means the gross consideration invoiced or received by Licensee or any of its Affiliates or Sublicensees for Sales of Licensed Product (including any cash amounts plus the fair market value of any other forms of consideration), less the following deductions (to the extent included in and not already deducted from the gross amounts invoiced or otherwise charged) determined in accordance with GAAP to the extent reasonable and customary:

1.35.1	[…***…]
1.35.2	[…***…]
1.35.3	[…***…]
1.35.4	[…***…]
1.35.5	[…***…] and
1.35.6	[…***…].

In the event that a Licensed Product is sold in any country in the form of a Combination Product, Net Sales of such Combination Product will be determined as follows:

[…***…]

[…***…].

1.36

“Patent Rights” means (a) patents and patent applications, together with any unlisted patents and patent applications claiming priority thereto, and any continuations, continuations-in-part (to the extent related directly to the subject matter of the parent application or containing new information developed pursuant to the Research Program), reissues, reexamination certificates, substitutions, divisionals, supplementary protection certificates, renewals, registrations, extensions including all confirmations, revalidations, patents of addition, PCTs, and pediatric exclusivity periods and all foreign counterparts thereof, and any patents issued or issuing with respect to any of the foregoing and (b) all official correspondence relating to the foregoing.

1.37

“Penn Know-How” means (a) all Know-How discovered or developed by the Wilson Laboratory and Controlled by Penn as of the Effective Date, (b) all Know-How used under the Research Program discovered or developed by the Wilson Laboratory and Controlled by Penn, and (c) all Research Program Know-How, and, for each of (a) through (c), that is reasonably necessary or desirable to research, develop, make, use, sell, offer for sale, commercialize or import any Licensed Product.

1.38	“Penn Intellectual Property” means the Penn Patent Rights, Penn Know-How and Penn Materials.

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1.39

“Penn Materials” means any biological or chemical materials Controlled by Penn and provided to Licensee under this Agreement, in each case, that are reasonably necessary and available from Penn to exploit the licenses granted to Licensee hereunder, including cell lines, viral seed stocks, product-specific reference materials, platform or product specific assay controls and reagents that are not available as standard commercial items.

1.40	“Penn Patent Rights” means (a) Background Patent Rights (b) Research Program Patent Rights (including Joint Research Program Patent Rights) and (c) Penn’s interest in Improvement Patent Rights.
1.41

“Person” means any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government or agency or political subdivision thereof.

1.42

“Phase 1 Study” means a clinical study of a drug candidate in patients with the primary objective of characterizing its safety, tolerability, and pharmacokinetics and identifying a recommended dose and regimen for future studies as described in 21 C.F.R. § 312.21(a), or a comparable clinical study prescribed by the relevant regulatory authority in a country other than the United States.  The drug candidate can be administered to patients as a single agent or in combination with other investigational or marketed agents.

1.43	“Phase 1/2 Study” means a clinical study of a drug candidate in diseased patients that satisfies the requirements of a Phase 1 Study and a Phase 2 Study.
1.44

“Phase 2 Study” means a clinical study of a drug candidate in patients with the primary objective of characterizing its activity in a specific disease state as well as generating more detailed safety, tolerability, and pharmacokinetics information as described in 21 C.F.R. § 312.21(b), or a comparable clinical study prescribed by the relevant regulatory authority in a country other than the United States including a human clinical trial that is also designed to satisfy the requirements of 21 C.F.R. § 312.21(a) or corresponding foreign regulations and is subsequently optimized or expanded to satisfy the requirements of 21 C.F.R. § 312.21(b) (or corresponding foreign regulations) or otherwise to enable a Phase 3 Clinical Study (e.g., a phase 1/2 trial).  The relevant drug candidate may be administered to patients as a single agent or in combination with other investigational or marketed agents.

1.45

“Phase 3 Study” means a clinical study of a drug candidate in patients that incorporates accepted endpoints for confirmation of statistical significance of efficacy and safety with the aim to obtain regulatory approval in any country as described in 21 C.F.R. § 312.21(c), or a comparable clinical study prescribed by the relevant regulatory authority in a country other than the United States.  The relevant drug candidate may be administered to patients as a single agent or in combination with other investigational or marketed agents.

1.46

“Product Specific Program Data” means Program Data that relates solely to a Development Candidate.  For clarity, Product Specific Program Data includes data solely related to the performance or use of a Development Candidate.

1.47	“Program Data” means the data resulting from the performance of the Research Program by the Wilson Laboratory.
1.48	“REGENXBIO” means REGENXBIO, Inc. and any successor thereto.

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1.49

“Regulatory Approval” means, with respect to a product in any regulatory jurisdiction, approval from the applicable Regulatory Authority sufficient for the manufacture, commercialization, use, marketing and sale of such pharmaceutical product in such jurisdiction in accordance with Laws.  “Regulatory Approval” does not include authorization by a Regulatory Authority to conduct named patient, compassionate use or other similar activities.

1.50

“Regulatory Authority” means any Governmental Authority, including the FDA, EMA or MHLW, or any successor agency thereto, that has responsibility for granting any licenses or approvals or granting pricing or reimbursement approvals necessary for the marketing and sale of a pharmaceutical product in any country.

1.51

“Research Plan” means the research plan setting forth the Parties’ roles and responsibilities for the Research Program as set forth in Exhibit B hereto, respectively, and as may be amended from time to time with written approval of the JSC.

1.52

“Research Program” means the research and pre-clinical development program of Licensed Products in the Field funded by Licensee and to be conducted by the Parties hereunder, but will not include any manufacturing or manufacturing-related activities (including assay development) conducted by or on behalf of Licensee.

1.53	“Research Program Know-How” means all Know-How, including Research Results, discovered or developed in the Wilson Laboratory under the Research Program.
1.54	“Research Program Patent Rights” means all Patent Rights conceived in the Wilson Laboratory or by Dimension under the Research Program and any Patent Rights issuing therefrom.
1.55

“Research Results” means all any and all information, inventions, developments, animate and inanimate materials, including live animals, discoveries, software, know-how, methods, techniques, formulae, data, software, processes, methodologies, techniques, biological materials, software and works of authorship, whether patentable or copyrightable, that are first conceived, discovered, developed or reduced to practice, or generated in the performance of the Research Program by the Wilson Laboratory, including any unpatentable inventions discovered, developed or conceived in the conduct of the Research Program.  Research Results expressly excludes Penn Patent Rights.

1.56

“Sale” means any transaction for which consideration is received or expected by Licensee, its Affiliates or Sublicensees for sale, use, lease, transfer or other disposition of a Licensed Product to or for the benefit of a Third Party.  For clarity, sale, use, lease, transfer or other disposition of a Licensed Product by Licensee or any of its Affiliates or Sublicensees to another of these entities for resale by such entity to a Third Party shall not be deemed a Sale.

1.57

“Sublicensee” means a Person (including any Affiliate) to which a Sublicense is granted pursuant to the terms of Section 3.4.  For clarity, subcontractors engaged pursuant to Section 2.2.6 are not Sublicensees.

1.58

“Sublicense Documents” means any and all agreements, amendments or written understandings entered into with a Sublicensee (including any of its Affiliates) pertaining to a Sublicense, Penn Patent Rights or Licensed Product.

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1.59

“Sublicense Income” means income received by Licensee or its Affiliates in consideration for a Sublicense or other agreement providing the right to negotiate for or obtain a Sublicense.  Sublicense Income includes income received from a Sublicensee in the form of license issue fees, milestone payments and the like but specifically excludes […***…].

1.60

“Tax” means all taxes, duties, fees, premiums, assessments, imposts, levies, rates, withholdings, dues, government contributions and other charges of any kind whatsoever, whether direct or indirect, together with all interest, penalties, fines, additions to tax or other additional amounts, imposed by any Governmental Body.

1.61	“Third Party” means any Person other than Penn, Licensee or any of their respective Affiliates.
1.62	“United States” or “US” means the United States of America, its territories and possessions.
1.63	“USD” or “$” means the lawful currency of the United States of America.
1.64

“Valid Claim” means (a) any claim of any of the Penn Patent Rights that has issued, is unexpired and has not been rejected, revoked or held unenforceable or invalid by a final, non-appealable decision of a court or other governmental authority of competent jurisdiction or unappealed within the time allowable for appeal or (b) a claim of a patent application included in the Penn Patent Rights that has been pending less than […***…] from the filing date of the first patent application in the priority lineage for such patent application and which claim has not been cancelled, withdrawn or abandoned or finally rejected by an administrative agency action from which no appeal can be taken; provided that, if any such claim issues after such […***…] period, it will thereafter be considered a Valid Claim.

1.65	“Wilson Laboratory” means all individuals within the Wilson Laboratory at Penn that report directly to, or are under the direct supervision or control of, James M. Wilson, MD, PhD.
1.66	Other Terms. The definition of each of the following terms is set forth in the section of the Agreement indicated below:

Defined Term	Section
Agreement	Introductory Clause
Anti-Stacking Percentage	4.3.3(b)(ii)
Bankruptcy Action	10.3.4
Carve-Out Patent Rights	6.2.2
Commercial Milestone	4.2.2(a)
Commercial Milestone Payment	4.2.2(a)
Confidential Information	7.1
CTA	1.25
Development Milestone	4.2.1(a)
Development Milestone Payment	4.2.1(a)
Disclosing Party	7.1
Effective Date	Introductory Clause
Financial Report	4.6
Infringement Notice	6.4.1
Joint Research & Development Committee (“JRDC”)	2.6.2(a)

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Defined Term	Section
Joint Research Program Patent Rights	6.1.1
Joint Steering Committee (“JSC”)	2.6.1(a)
Know-How License	3.2
License	3.1
Licensee	Introductory Clause
MAA	1.4
Maximum Anti-Stacking Reduction	4.3.3(b)(ii)
Observer Period	5.4.2
Ongoing Patent Costs	6.3.2
Party or Parties	Introductory Clause
Patent Costs	6.3.1
Patent Counsel	6.2.1
Penn	Introductory Clause
Penn Indemnitees	9.1.1
Penn Sublicense Income	4.4.1
Progress Report	5.6.1
Prosecution Request	6.2.2
Receiving Party	7.1
Representative	7.5
Royalty	4.3.1
Royalty Period	4.3.2
SDR Report	3.4.4
Subfield	1.20
Sublicense	3.4.1
Term	10.1

Article 2
COLLABORATION PROGRAMS; GOVERNANCE

2.1

Overall Project.  The Parties desire to collaborate with respect to the pre-clinical development of a Development Candidate, as set forth in more detail in this Article 2, in each Subfield within the Field, with the goal of identifying one or more Development Candidates for clinical development and commercialization in each Subfield.  Penn will be responsible for preclinical development activities, including all IND-enabling non-clinical studies, manufacture of research grade vectors to support pre-clinical studies, and all other activities assigned to Penn in the Research Plan.  Licensee will be responsible for manufacture of vectors for IND-enabling studies, regulatory strategy and operations, clinical development, GMP manufacture in support of Licensee’s activities, and commercialization of all Licensed Product.

2.2	Research.
2.2.1

Penn will use Commercially Reasonable Efforts to conduct the Research Program in accordance with the Research Plan and the other terms and conditions of this Agreement.  Absent Licensee’s prior written consent to the contrary, the Wilson Laboratory will solely perform the work under the Research Program on behalf of Penn.  All personnel, contractors and others who participate in the conduct of the Research Program on behalf of Penn shall be bound by written agreements that contain

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confidentiality obligations that are at least as restrictive as the confidentiality obligations set forth in this Agreement and are consistent with the intellectual property assignment provisions set forth in this Agreement.  Without limiting the foregoing, within each Subfield, Penn will be responsible for the completion of the Research Plan for the research and development work up to completion of IND enabling studies, including animal model development, and IND supporting preclinical work (toxicology and pharmacokinetics) of at least one (1) Development Candidate in each of the three (3) Subfields within the Field.  Penn shall be responsible through the Research Plan for the manufacture of research-grade vectors to support pre-clinical studies.  Licensee shall be responsible for the manufacture of the vectors for IND-enabling studies and Licensed Products in accordance with cGMP.

2.2.2

The JSC shall review the Research Plan at least […***…] per […***…].  Subject to the limits set forth in Section 2.6.1(b)(v), the JSC may amend the Research Plan at any time, including amendments to include further activities, including corresponding revisions to the budget.

2.2.3

Penn shall maintain records of the results of the Research Program in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes to properly reflect all work done and results achieved.  Penn will provide task-based, scientific reports of the progress and results of the Research Program on the schedule specified in the Research Plan or on another schedule to be agreed in writing by the Parties.  Penn shall maintain records of the use of the funds provided by Licensee and shall make such records available to Licensee in accordance with the terms of this Agreement including Section 4.10.2. Within […***…] after the […***…] of the Research Program, Penn will provide Licensee with a written report setting forth the research conducted and results obtained which report shall include the items set forth on Schedule 2.2.3.  For a period of […***…] after delivery of such written report, and at […***…] sole cost and expense, Penn shall, through the Wilson Laboratory, provide reasonable technical assistance as Licensee may reasonably request to assist Licensee in connection with questions arising from such written report; provided, however, that such assistance shall not include performance of any additional activities that are not set forth in the Research Plan.

2.2.4

Through the JSC, during the performance of activities under the applicable Research Plan, the Parties will discuss potential Development Candidates and seek to identify and mutually agree upon a Development Candidate for each Subfield arising out of the applicable Research Program.  […***…].

2.2.5

The Parties hereby acknowledge that there are inherent uncertainties involved in the research and development of products and such uncertainties form part of the business risk involved in undertaking the Research Program.  Accordingly, in the event that upon completion of the applicable Research Plan in accordance with the terms of this Agreement and on a Subfield-by-Subfield basis, the Parties do not develop or identify a suitable candidate to propose as a Development Candidate, then the Research Program with respect to the relevant Subfield shall terminate, and Penn shall have no further obligations to Licensee under the Research Plan with respect to such Subfield.

2.2.6	Each Party will have the right to engage Third Party subcontractors to perform certain of its obligations under this Agreement; provided that Penn’s right to engage Third Party

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subcontractors is subject to Licensee’s prior written consent, which may not be unreasonably withheld.  Any subcontractor to be engaged by a Party to perform a Party’s obligations set forth in the Agreement will meet the qualifications typically required by such Party for the performance of work similar in scope and complexity to the subcontracted activity and will enter into such Party’s standard agreement for such activity consistent with such Party’s standard practices, subject to modifications to ensure that such agreement shall be as least as protective as the nondisclosure obligations and consistent with the assignment of intellectual property rights set forth herein.  Any Party engaging a subcontractor hereunder will remain responsible and obligated for such activities and will not grant rights to such subcontractor that interfere with the rights of the other Party under this Agreement.

2.2.7

In addition to the Research Plan, Penn shall provide to Licensee through the JSC the proposed constructs for a Drug Candidate such that the Parties may consider known freedom-to-operate issues related thereto.  For clarity, this Section 2.2.7 will not change the governance of the Research Program and does not require that Penn engage in a freedom-to-operate analysis with respect to any technology or intellectual property relating to a Drug Candidate or Penn’s performance of the Research Plan.

2.3	Funding of the Research Program.
2.3.1

The initial budget for the Research Program, broken down by […***…], is set forth in Exhibit C.  On the Effective Date, Licensee shall pay to Penn an upfront one-time non-refundable research payment of $[…***…].  On or before […***…], the Parties, through the JSC, will agree on an updated budget for the remainder of the Research Program, also broken down by […***…].  Subject to the terms and conditions of this Agreement, Licensee shall pay Penn research and development funding including direct and in-direct costs to cover the cost of the performance of the Research Plan by Penn in accordance with the remainder of this Section 2.3.1 and the terms of Section 4.5 (including reasonable and documented direct external expenses incurred by Licensee in accordance with the Research Plan and as agreed to by the Parties through the JSC).

(a)

Within […***…] of the Effective Date, Licensee shall pay to Penn an amount of $[…***…] for performance of the research and development under the Research Program for […***…].  On […***…], Licensee shall pay to Penn an amount of $[…***…] for performance of the research and development under the Research Program for […***…].  On […***…],  Licensee shall pay to Penn an amount of $[…***…] for performance of the research and development under the Research Program for […***…]; provided, however, that prior to the payment of such amount for […***…], Penn and Licensee shall review the payments made by Licensee during […***…] in connection with work performed under the Research Program and adjust the budgeted amount of such […***…] payment to take into account any paid but unused research and development funds paid by Licensee in […***…].

(b)	Penn shall track actual expenses. “Actual expenses” for purposes of this Section 2.3.1 are all expenses that are recorded in the Penn General Ledger System.
(c)	Licensee shall pay Penn for the performance of the Research Plan according to the following schedule:

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(i)Commencing on […***…] and on […***…] in which Penn is conducting research under the Research Program, Licensee will pay to Penn […***…] of the research budget for such […***…]; and

(ii)No later than the […***…] of each subsequent […***…] during the performance of the Research Program by Penn, Licensee will pay to Penn […***…] of the amount allocated in the research budget for such […***…]; provided, however, that on […***…] of the performance of the Research Program by Penn, such amount shall be […***…] with Licensee paying the remaining […***…] upon Licensee’s receipt of the final report from Penn pursuant to Section 2.2.3 for such Research Program.

(iii)Within […***…] after the end of each […***…] during the performance of the Research Program by Penn, Penn will provide Licensee with a report setting forth (x) the Penn costs actually incurred during such […***…] and (y) Penn’s actual expenses recorded during such […***…], in the performance of the Research Program, on a Subfield-by-Subfield basis.

(iv)Prior to the payment of the scheduled payment for research and development funding by Licensee to Penn for […***…], Penn and Licensee shall review the payments made by Licensee during such […***…] in connection with work performed under the Research Program and adjust the budgeted amount of such […***…] payment to take into account any paid but unused research and development funds paid by Licensee in such […***…].

(d)	In no event will Licensee be obligated to pay for work that was not included in a JSC-approved budget.
2.3.2

If at any time Penn determines that it will require additional funds for the Research Program, it will notify Licensee through the JSC and provide a good faith estimate and itemized budget of the additional amount.  Notwithstanding the foregoing, changes to the scope of or budget for the Research Plan in […***…] will require approval of the JSC if the budget impact is greater than […***…] of the agreed upon budget for such […***…].

2.3.3

Title to any equipment, laboratory animals, or any other tangible materials made or acquired (in whole or in part) with funds provided under this Agreement will vest in Penn, and such equipment, animals, or tangible materials will remain the property of Penn following termination or expiration of this Agreement (but subject to any license grants to Licensee hereunder).  For clarity, absent a subsequent agreement to the contrary, Licensee will only be responsible for the costs of such tangible materials to the extent the same will be utilized for performance of the Research Program.

2.4

Unavailability of Dr.  James M.  Wilson.  If James M.  Wilson, MD, PhD becomes unavailable to oversee and support the performance of the research under the Research Plan for any reason, Penn may propose another member of its faculty who is acceptable to Licensee, in its sole discretion, to oversee the performance of the Research Program.  If a substitute faculty member acceptable to Licensee has not been agreed upon within […***…] after James M.  Wilson, MD, PhD is no longer available to oversee and support the performance of the Research Plan, Licensee may terminate this Agreement upon written notice thereof to Penn, subject to the provisions of Article 10.

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2.5

Technology Transfer.  Subject to the terms and conditions of this Agreement, and to the extent Controlled by Penn at the date of transfer, Penn will, at […***…] sole cost and expense, provide Licensee with Penn Materials and Penn Know-How, including but not limited to nonclinical data (in vitro and in vivo), and vector development data and results that are required for the execution of the Research Program by Licensee.  For clarity, (a) Penn shall have no obligation under this Agreement to include any Penn Materials or Penn Know-How relating to manufacturing processes or methods and (b) the Parties agree that the Research Program will not include any manufacturing and manufacturing-related activities (including assay development) conducted by or on behalf of Licensee.  All Penn Materials and Licensee Materials shall be transferred and documented by the Parties pursuant to the terms set forth in this Agreement and the terms of material transfer set forth on Exhibit F, and the use of such Penn Materials and Penn Know-How shall be limited to the rights granted to Licensee herein and in Exhibit F and the use of such Licensee Materials shall be limited to Penn’s performance of the Research Program.  Licensee shall ensure that Penn’s authorized representatives, may, during regular business hours, examine and inspect Licensee’s facilities, subject to any Third Party confidentiality restrictions and other obligations, and the facilities of any subcontractor or any investigator site used by Licensee in the performance of manufacturing and development of products in the Field for the sole purpose of confirming Licensee’s capability to manufacture vectors in support of the Research Plan.  Licensee and Penn shall enter into a confidentiality agreement, in a form mutually agreeable between the Parties, in connection with such examination and inspection.  In the event the Parties are unable to agree upon Penn’s authorized representative for such examination and inspection, then Licensee may request Penn to engage, at […***…] expense, an independent third party reasonably acceptable to each Party to perform such examination and inspection under a confidentiality agreement mutually agreed upon by the Parties and any report or other communication from such auditor to Penn shall be limited solely to an assessment of Licensee’s capability to manufacture vectors in support of the Research Plan and such auditor shall provide Licensee with a copy of all such reports at the same time such reports are provided to Penn.

2.6	Governance.
2.6.1	Joint Steering Committee.
(a)

Formation; Composition.  Within […***…] of the Effective Date, the Parties will establish a joint steering committee (the “Joint Steering Committee” or “JSC”) comprised of […***…] representatives from each Party with sufficient seniority within the applicable Party to make decisions arising within the scope of the JSC’s responsibilities.  The JSC may change its size from time to time by mutual consent of its members, provided that the JSC will consist at all times of […***…] representatives of each of Penn and Licensee.  Each Party may replace its JSC representatives at any time upon written notice to the other Party.

(b)	Specific Responsibilities. The JSC will:

(i)oversee the Research Program;

(ii)amend the Acceptance Criteria;

(iii)determine whether a Drug Candidate satisfies the Acceptance Criteria and is therefore a Development Candidate and designate any back-up Development Candidates, if any;

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(iv)review freedom-to-operate issues related to proposed constructs of Drug Candidates;

(v)on or before […***…], approve an updated budget in accordance with Section 2.3.1;

(vi)approve any amendments to the Research Plan (including any changes to the budget that are greater than […***…] of the then-current budget for the then-current […***…]);

(vii)resolve any disagreement between the Parties relating to the Research Program or Research Plan;

(viii)designate patent representatives from each Party to consider, and resolve as necessary to the extent possible, any intellectual property matters, including the use of any Patent Rights in connection with the Research Program or any Licensed Product (including any Patent Rights owned in whole or in part by Penn) and resolve issues brought by such patent representatives to the JSC;

(ix)establish such additional subcommittees as it deems necessary to achieve the objectives and intent of the Research Program;

(x)resolve issues presented to it by, and disputes within, the JRDC; and

(xi)perform such other functions as appropriate, and direct the JRDC to perform such other functions as appropriate, to further the purposes of this Agreement, in each case as agreed in writing by the parties.

(c)

Reporting.  Each Party shall keep the JSC informed on the progress of the activities under the Research Program then currently ongoing under the Research Plan, including delivering […***…] written updates of its progress under the Research Plan to the JSC at least […***…] in advance of each JSC meeting.

(d)

Meetings.  During the performance of the Research Plan by Penn, the JSC will meet at least […***…].  Following the completion of Penn’s performance of the Research Plan, the Parties may agree to meet to discuss items previously addressed by the JSC.  The JSC may meet in person, by videoconference or by teleconference.  Notwithstanding the foregoing, at least […***…] will be in person unless the parties mutually agree in writing to waive such requirement.  In-person JSC meetings will be held at locations alternately selected by Penn and by Licensee; provided, however, that […***…] shall reimburse […***…] for its JSC representatives’ reasonable, documented out-of-pocket costs in connection with attending such in-person JSC meeting at a location other than […***…].  Meetings of the JSC will be effective only if all representatives of each Party are present or participating in such meeting.  The JSC shall keep accurate minutes of its deliberations which shall record all proposed decisions and all actions recommended or taken.  The secretary of the JSC (as appointed by the members of the JSC) shall be responsible for the preparation of draft minutes.  Draft minutes shall be sent to all members of the JSC within […***…] after each

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meeting and shall be approved, if appropriate, at the next meeting. All records of the JSC shall at all times be available to both Penn and Licensee.
(e)

Decision-Making.  The representatives from each Party on the JSC will have, collectively, […***…], and all decision making will be by unanimous consent of both Parties.  If the JSC is unable to reach agreement on any issue or matter for which it is responsible, such disputed matter will be escalated to […***…] or his designee, for discussion in good faith.   In the event that after escalation the Parties are unable to reach agreement with respect to the disputed matter, then  (i) Licensee may terminate this Agreement or (ii) Licensee may provide Penn notice that Licensee shall assume the performance of Penn’s obligations under the Research Plan for such Subfield.  If Licensee terminates this Agreement, Section 10.4 shall apply.  If Licensee assumes performance of Penn’s obligations under the Research Plan with respect to a particular Subfield, Licensee shall pay Penn […***…] per the budget of the Research Plan for such Subfield as well […***…] for such Subfield that are reflected in the budget (i.e., […***…] until the earlier of (a) […***…] of […***…] and (b) […***…]; and subject to Penn’s written notification to Licensee and Licensee’s acknowledgement of […***…].  In the event that the disputed matter is whether the Drug Candidate meets the Acceptance Criteria, and Licensee assumes the performance of Penn’s obligations under the Research Plan with respect to such particular Subfield, then the Parties agree that solely with respect to […***…], […***…] upon the earlier of (a) […***…] and (b) […***…].

2.6.2	Joint Research & Development Committee.
(a)

Formation; Composition.  Within […***…] of the Effective Date, the Parties will establish a joint research & development committee (the “Joint Research & Development Committee” or “JRDC”) comprised of […***…] representatives from each Party.  The JRDC may change its size from time to time by mutual consent of its members, provided that the JRDC will consist at all times of […***…] representatives of each of Penn and Licensee.  Each Party may replace its JRDC representatives at any time upon written notice to the other Party.

(b)	Specific Responsibilities. The JRDC will:

(i)oversee, manage, coordinate and integrate the activities of the Parties under the Research Plan;

(ii)make key decisions during the progress of the Research Plan including selection of the Development Candidates; provided, however that any material amendment to the Research Plan shall be the specific responsibility of the JSC;

(iii)address any issues identified by Licensee with respect to Third Party intellectual property rights necessary for the performance of a Research Program, including Licensee’s analysis of whether a license is required from such Third Party for the exploitation of a Licensed Product;

(iv)perform such other functions as appropriate to further the purposes of this Agreement, as directed by the JSC in accordance with Section 2.6.1(b)(ix).

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(c)

Meetings.  The JRDC will meet at least […***…], unless the Parties mutually agree in writing to a different frequency.  The JRDC may meet in person, by videoconference, or by teleconference.  In-person JRDC meetings will be held at locations alternately selected by Penn and by […***…]; provided, however, that […***…] shall reimburse […***…] for its JRDC representatives’ reasonable, documented out-of-pocket costs in connection with attending such in-person JRDC meeting at a location other than […***…].  Meetings of the JRDC will be effective only if all representatives of each Party are present or participating in such meeting.

(d)

Decision-Making.  The representatives from each Party on the JRDC will have, collectively, […***…], and all decision making will be by unanimous consent by the Parties.  Disputes at the JRDC will be referred to the JSC for resolution.

Article 3

LICENSES AND OTHER RIGHTS

3.1	Grant of License. Subject to the terms and conditions of this Agreement, Penn hereby grants to Licensee and its Affiliates (the “License”):
3.1.1

an exclusive (even as to Penn but subject to Section 3.2), worldwide, royalty-bearing right and license (with the right to sublicense (through multiple tiers) as provided in, and subject to, the provisions of Section 3.4) under the Research Program Patent Rights and  Penn’s interest in the Improvement Patent Rights, to research, develop, make, have made, use, sell, offer for sale, commercialize and import Licensed Products in the Field during the Term; and

3.1.2

a non-exclusive, worldwide, royalty-bearing right and license (with the right to sublicense (through multiple tiers) as provided in, and subject to, the provisions of Section 3.4) under Background Patent Rights, Penn Know-How and Research Program Know-How, which includes Program Data) and Penn Materials, in each case to the extent necessary or useful to research, develop, make, have made, use, sell, offer for sale, commercialize and import Licensed Products in the Field during the Term.

3.2

Retained Rights.  Notwithstanding the License set forth in Section 3.1.1, Penn retains the right under the Research Program Patent Rights and the Improvement Patent Rights to: (a) conduct educational, research and non-commercial clinical activities itself and (b) authorize non-commercial Third Parties to conduct educational, research and non-commercial clinical activities.  For clarity, the foregoing retained rights of Penn are in all fields (including the Field).

3.3

U.S.  Government Rights.  The License is expressly subject to all applicable provisions of any license to the United States Government executed by Penn and is subject to any overriding obligations to the United States Federal Government under 35 U.S.C.  §§200-212, applicable governmental implementing regulations, and the U.S. Government sponsored research agreement or other guidelines, including that products that result from intellectual property funded by the United States Federal Government that are sold in the United States be substantially manufactured in the United States.  In the event that Licensee believes in good faith that substantial manufacture of such product is not commercially feasible in the United States and makes a request to Penn in writing to assist in obtaining a waiver of such requirement from the

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United States Government, then Penn shall, […***…], use reasonable efforts to assist in obtaining such waiver.
3.4	Grant of Sublicense by Licensee.
3.4.1

Penn grants to Licensee the right to grant sublicenses (through multiple tiers), in whole or in part, under the License (each, a “Sublicense”) subject to the terms and conditions of this Agreement and specifically this Section 3.4.  The term Sublicense shall include any grant of rights under the License by a Sublicensee to any downstream Third Party, such applicable downstream Third Party shall be considered a Sublicensee for purposes of this Agreement.

3.4.2

All Sublicenses will be (a) issued in writing, (b) to the extent applicable, include all of the rights of Penn and require the performance of obligations due to Penn (and, if applicable, the U.S.  Government under 35 U.S.C.  §§200-212) contained in this Agreement and (c) shall include no less than the following terms and conditions, and in each such instance shall be consistent with (but not more burdensome) than the provisions applicable to Licensee under this Agreement:

(i)Reasonable record keeping, audit and reporting obligations sufficient to enable Licensee and Penn to reasonably verify the payments due to Licensee and Penn under such Sublicense and to reasonably monitor such Sublicensee’s progress in developing and/or commercializing Licensed Product, provided that such obligations shall be no less stringent that those provided in this Agreement for Licensee.

(ii)Infringement and enforcement provisions that do not conflict with the restrictions and procedural requirements imposed on Licensee and do not provide greater rights to Sublicensee than as provided in Section 6.4.

(iii)Confidentiality provisions with respect to Confidential Information of Penn consistent with the restrictions on Licensee in  Article 7 of this Agreement.

(iv)Covenants by Sublicensee that are equivalent to those made by Licensee in Section 8.3.

(v)A requirement of indemnification of Penn by Sublicensee that is equivalent to the indemnification of Penn by Licensee under Section 9.1 of this Agreement.

(vi)A requirement of obtaining and maintaining commercially reasonable insurance by Sublicensee.

(vii)Restriction on use of Penn’s names etc.  consistent with Section 11.4 of this Agreement.

(viii)A requirement of antidiscrimination by Sublicensee no less stringent than that provided in Section 11.5 of this Agreement.

Any Sublicense that does not include all of the terms and conditions set forth in this Section 3.4.2 or which is not issued in accordance with the terms and conditions set forth in this Section 3.4, shall be considered null and void with no further notice from Penn.

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3.4.3

Within […***…] after of the execution of a Sublicense Document, Licensee shall provide a complete and accurate copy of such Sublicense Document to Penn (which copy may be redacted solely to remove confidential information of Licensee that is not applicable to determining compliance with this Agreement and confidential information of such Sublicensee), in the English Language, and such copies will be the Confidential Information of Licensee and may only be used to determine Licensee’s compliance with this Agreement.  Penn’s receipt of a Sublicense Document, however, will constitute neither an approval nor disapproval of the Sublicense Document nor a waiver of any right of Penn or obligation of Licensee under this Agreement.  In the event Penn cannot, in its reasonable discretion, interpret the Sublicense Document due to the redacted information, Penn may request, and Licensee shall be obligated to provide to Penn counsel a copy of the unredacted Sublicense Document (other than any research and development plans included as an exhibit to such Sublicense Document).

3.4.4	Licensee shall provide an annual Sublicense Development Report on or before […***…] during the Term (“SDR Report”), which shall contain the information set forth on Exhibit D attached hereto.
3.5

No Implied License.  Each Party acknowledges that the rights and licenses granted in this Agreement are limited to the scope expressly granted.  Accordingly, except for the rights expressly granted under this Agreement, no right, title, or interest of any nature whatsoever is granted whether by implication, estoppel, reliance, or otherwise, by either Party to the other Party.  All rights with respect to any know-how, patent or other intellectual property right rights that are not specifically granted herein are reserved to the owner thereof.

3.6

Exclusivity […***…].  Except as otherwise prohibited by Section 3.7.1, on a Subfield-by-Subfield basis, […***…] during the period starting on the Effective Date and ending […***…] as it relates to such Subfield from which the […***…] arose.

3.7	Exclusivity to […***…] and of Wilson Laboratory.
3.7.1	On a Subfield-by-Subfield basis, […***…] in the applicable Subfield for a period of […***…] from the date […***…] as it relates to the relevant Subfield.
3.7.2

For a period of […***…] from the date of final receipt by Penn of […***…], the Wilson Laboratory shall not […***…], provided that for purposes of this Section 3.7, the Wilson Laboratory does not include […***…] that are part of the Wilson Laboratory.  If Licensee […***…] prior to the expiration of such […***…] period, then the foregoing restriction on the Wilson Laboratory shall extend for […***…].

Article 4
FINANCIAL PROVISIONS

4.1

Issue Fee.  On the Effective Date, Licensee will pay to Penn a one-time, non-refundable payment of […***…].  Such payment will be made by wire transfer of immediately available funds into the account specified in Section 4.5.

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4.2	Milestone Payments.
4.2.1	Development Milestones.
(a)

As additional consideration for the License, Licensee will pay Penn the following milestone payments (each, a “Development Milestone Payment”) upon the achievement of […***…] (each, a “Development Milestone”), whether achieved by Licensee or an Affiliate or Sublicensee.  Licensee shall promptly notify Penn in writing of the achievement of any such Development Milestone and Licensee shall pay Penn in full the corresponding Development Milestone Payment within […***…] of such achievement.  For clarity, each Development Milestone Payment is non-refundable, is not an advance against royalties due to Penn or any other amounts due to Penn.

Development Milestone	One-Time Milestone Payment (in U.S. dollars)
[…***…]	$[…***…]
[…***…]	$[…***…]
[…***…]	$[…***…]
[…***…]	$[…***…]
[…***…]	$[…***…]
Total	$5,000,000

(b)

Each time a Development Milestone is achieved, then any other Development Milestone Payments with respect to earlier Development Milestones that have not yet been paid will be due and payable together with the Development Milestone Payment for the Development Milestone that is actually achieved; provided, however, that if there is a dispute over whether the “[…***…]” Development Milestone has been achieved, such Development Milestone shall be paid by Licensee no later than […***…].

(c)

For clarity, Development Milestone Payments are due and payable on Licensed Product and on products that, upon FDA approval, would become Licensed Product, and for further clarity, the maximum Development Milestone Payments payable by Licensee under this Agreement is $[…***…].

(d)	Each Development Milestone in the Table above will be payable […***…], provided that, if a […***…] at any point […***…], then […***…] provided that […***…] would remain […***…].
4.2.2	Commercial Milestone Payments.
(a)

As additional consideration for the License, Licensee will pay Penn the following commercial milestone payments (each, a “Commercial Milestone Payment”) upon the achievement of the corresponding milestone (each, a “Commercial Milestone”), whether achieved by Licensee or an Affiliate or Sublicensee, or a combination of Licensee, Affiliate or Sublicensee, when aggregate worldwide Net Sales of a Licensed Product in […***…] first reaches the respective

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thresholds indicated below.  Licensee shall promptly notify Penn in writing of the achievement of any such Commercial Milestone and Licensee shall pay Penn in full the corresponding Commercial Milestone Payment within […***…] of such achievement.  For clarity, each Commercial Milestone Payment is non-refundable, is not an advance against royalties due to Penn or any other amounts due to Penn.

Commercial Milestone Event […***…]	[…***…] Milestone Payment (U.S. dollars)
Worldwide annual Net Sales of royalty bearing Licensed Product first exceeding $[…***…]	$[…***…]
Worldwide annual Net Sales of royalty bearing Licensed Product first exceeding $[…***…]	$[…***…]
Worldwide annual Net Sales of royalty bearing Licensed Product first exceeding $[…***…]	$[…***…]

(b)	For clarity, the foregoing Commercial Milestone Payments shall be due […***…].
4.3	Royalties.
4.3.1

Royalty.  As further consideration for the License, on a Licensed Product-by-Licensed Product and country-by-country basis during the Royalty Period Licensee shall pay to Penn a non-refundable, non-creditable royalty on all Net Sales of such Licensed Product in such country (“Royalty”) as set forth below:

Annual Worldwide Net Sales	Royalty Rate
Less than $[…***…]	[…***…]%
Greater than or equal to $[…***…]and less than or equal to $[…***…]	[…***…]%
Greater than $[…***…]	[…***…]%

4.3.2

Royalty Period.  Licensee’s obligations to pay Penn the Royalty will continue on a country-by country and Licensed Product-by-Licensed Product basis from the date of the First Commercial Sale of such Licensed Product in a country until the later of (a) expiration of the last Valid Claim within the Penn Patent Rights in the country in which such Licensed Product is made, used or sold and (b) the expiration of the data exclusivity term (i) for such Licensed Product granted upon receipt of the applicable Regulatory Approval in such country or (ii) resulting from orphan drug status, in each case of (i) and (ii), conferred by the applicable Regulatory Authority in such country with respect to such Licensed Product (such period, the “Royalty Period”).  In the event that all Valid Claims within the Penn Patent Rights in the relevant country have expired such that the applicable Royalty Period is as defined in Section (b) of the definition of Royalty Period,  the royalty rate payable under this Section 4.3 to Penn for Net Sales in such country will automatically be reduced by […***…].

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4.3.3	Royalty Reductions.
(a)

Notwithstanding anything in this Section 4.3, in the event that Penn or Licensee receives a request for a Compulsory License anywhere in the world, it shall promptly notify the other Party.  If any Third Party obtains a Compulsory License in any country, then Penn or Licensee (whoever has first notice) shall promptly notify the other Party.  Thereafter, as of the date the Third Party obtained such Compulsory License in such country, the royalty rate payable under this Section 4.3 to Penn for Net Sales in such country will be adjusted to equal any lower royalty rate granted to such Third Party for such country with respect to the Sales of such Licensed Product therein.

(b)	Third Party Licenses.

(i)If after the Effective Date Licensee determines upon the advice of outside intellectual property counsel that a license to Patent Rights from a Third Party is reasonably necessary to research (solely with respect to manufacturing), develop, make, have made, use, sell, offer for sale, commercialize or import a Licensed Product, Licensee may obtain such a Third Party license to such Patent Rights.  For clarity, the foregoing does not include the Patent Rights licensed under the Existing REGENXBIO Agreements.

(ii)Licensee may deduct from any royalty payments due to Penn under Section 4.3.1 of this Agreement an amount equal to: (1) […***…], and (2) […***…] (the “Anti-Stacking Percentage”) of any Royalty paid by Licensee to a Third Party on sales of a particular Licensed Product in a particular country during a […***…] under (a) a Third Party license obtained by Licensee pursuant to Section 4.3.3(b)(i), or (b) […***…]; provided that in no event will the deductions under this Section 4.3.3(b) reduce the Royalty payable in respect of Net Sales of such Licensed Product in such country by more than […***…] (the “Maximum Anti-Stacking Reduction”) of the Royalty as set forth in Section 4.3.1 above; provided, however, that such excess reductions may be carried forward into future payment periods if excluded by such Maximum Anti-Stacking Reduction percentage.

(iii)Within […***…] days after the end of […***…], Penn shall disclose to Licensee all amounts received by Penn […***…] (the “[…***…]  Adjustment”).  If Penn does not disclose the […***…] Adjustment to Licensee within such […***…] period, Licensee may estimate the […***…] Adjustment applicable to such […***…] and apply such estimated REGENXBIO Adjustment to the calculations of Royalties for the relevant […***…].  The Parties will adjust Royalty calculations for the next subsequent […***…] as necessary to reflect the difference between the actual […***…] Adjustment and the estimated […***…] Adjustment.

4.3.4	Calculations. Licensee must pay Royalties owed to Penn on a Calendar Quarter basis on or before the following dates:
(a)	[…***…] for any Sales that took place on or before […***…];
(b)	[…***…] for any Sales that took place on or before […***…];
(c)	[…***…] for any Sales that took place on or before […***…]; and
(d)	[…***…] for any Sales that took place on or before […***…].

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4.4	Penn Sublicense Income.
4.4.1	Licensee will pay to Penn the following percentage of Sublicense Income (“Penn Sublicense Income”) received by Licensee, on a Subfield-by-Subfield basis:

Stage at which Sublicense is Granted by Licensee for a specified Subfield	% of Sublicense Income Payable to Penn
[…***…]	[…***…]%
[…***…]	[…***…]%
[…***…]	[…***…]%

4.4.2	Licensee will make such payment to Penn on or before the following dates:
(a)	[…***…] for any Sublicense Income received by Licensee on or before […***…];
(b)	[…***…] for any Sublicense Income received by Licensee on or before […***…];
(c)	[…***…] for any Sublicense Income received by Licensee on or before […***…]; and
(d)	[…***…] for any Sublicense Income received by Licensee on or before […***…].
4.5

Mode of Payment and Currency.  All payments to Penn hereunder shall be made by deposit of USD in the requisite amount to the “The Trustees of the University of Pennsylvania” and will be made by delivery to any one of the following:

For funding of the performance of the Research Program by Penn:

By ACH/Wire:
[…***…]
[…***…]
[…***…]
[…***…]
[…***…]
[…***…]

For all other payments to Penn under this Agreement:

By ACH/Wire:	By Check (direct mail):	By Check (lockbox):
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…] […***…]	[…***…][…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]

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[…***…]	[…***…]

Payments under this Agreement shall be made in USD.  All Royalties payable shall be calculated first in the currency of the jurisdiction in which payment was made, and if not in the United States, then converted into USD.  The exchange rate for such conversion shall be the average of the rate quoted in The Wall Street Journal for […***…] for such Royalty payment made.

4.6

Royalty and Penn Sublicense Income Reports.  Within […***…] days after the end of each […***…], Licensee shall deliver to Penn a report (“Financial Report”) setting out all details necessary to calculate the Royalty and Penn Sublicense Income due under this Article 4 for such […***…], including:

4.6.1	Number of each Licensed Product Sold by Licensee, its Affiliates and Sublicensees in each country, the corresponding name of each such Licensed Product;
4.6.2	Gross sales, Net Sales of each Licensed Product made by Licensee, its Affiliates and Sublicensees;
4.6.3	Royalties;
4.6.4	Sublicense Income and the calculation of Penn Sublicense Income;
4.6.5	The method and currency exchange rates (if any) used to calculate the Royalties and Penn Sublicense Income;
4.6.6	A specification of all deductions and their dollar value that were taken to calculate Net Sales;
4.6.7	A list of all countries in which Licensed Product is being manufactured (on a product by product basis); and
4.6.8	Date of First Commercial Sale in the United States (this need only be reported in the first royalty report following such First Commercial Sale in the United States).

Each Financial Report shall be substantially in the form of the sample report attached hereto as Exhibit E.

4.7

Late Payments.  In addition to any other remedies available to Penn, including the right to terminate this Agreement, any failure by Licensee to make an undisputed (in good faith) payment within […***…] after the date when due shall obligate Licensee to pay computed interest, the interest period commencing on the due date and ending on the actual payment date, to Penn at a rate per annum equal to […***…], or the highest rate allowed by Law, whichever is lower.

4.8	Accounting. Each Party shall calculate all amounts, and perform other accounting procedures required, under this Agreement and applicable to it in accordance with GAAP.
4.9	Books and Records.
4.9.1	Licensee will keep accurate books and records of all Licensed Products developed, manufactured, used or sold and all Sublicenses, collaboration agreements and joint

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venture agreements entered into by Licensee that involve Penn Patent Rights.  Licensee will preserve these books and records for at least […***…] from the date of the Financial Report to which they pertain.  Upon reasonable notice and at mutually agreeable times, key personnel, books and records will be made reasonably available and will be open to interview or examination (as applicable) by representatives or agents of Penn during regular office hours solely to determine their accuracy and assess Licensee’s compliance with the terms of this Agreement, provided that Licensee shall not have an obligation to provide access more than […***…] in any given […***…] and not more frequently than […***…] with respect to specific records or with respect to interviewing personnel regarding any specific period of time.

4.9.2

Penn will keep accurate books and records of all work performed under the Research Program.  Penn will preserve these books and records for at least […***…] from the date to which they pertain.  Upon reasonable notice and at mutually agreeable times, key personnel, books and records will be made reasonably available and will be open to interview or examination (as applicable) by representatives or agents of Licensee during regular office hours solely to determine their accuracy and assess Penn’s compliance with the terms of this Agreement, provided that Penn shall not have an obligation to provide access more than […***…] in any given […***…] and not more frequently than […***…] with respect to records covering any specific period of time or with respect to interviewing personnel regarding any specific period of time.  […***…] will be responsible for any and all out-of-pocket costs incurred by […***…] associated with such interviews or examinations.

4.10	Audits.
4.10.1

In addition to the right of Penn to examine the books and records and interview key personnel as provided in Section 4.9 above, Penn, […***…] cost, through an independent auditor reasonably acceptable to Licensee (and who has executed an appropriate confidentiality agreement reasonably acceptable to Licensee that requires the auditor to keep any information learned by it confidential except as needed to report its audit conclusions to Penn), may inspect and audit only the relevant records of Licensee pertaining to the calculation of any Milestones, Royalties and Penn Sublicense Income due to Penn under this Agreement.  Licensee shall provide such auditors with reasonable access to the records during reasonable business hours and at mutually agreed upon times.  Such access need not be given to any such set of records more often than […***…], not more frequently than […***…] with respect to records covering any specific period of time and not more than […***…] after the date of any report to be audited.  Penn shall provide Licensee with written notice of its election to inspect and audit the records related to the Milestones, Royalties and Penn Sublicense Income due hereunder not less than […***…] prior to the proposed date of review of Licensee’s records by Penn’s auditors.  Should the auditor find any underpayment of Milestones, Royalties or Penn Sublicense Income by Licensee, Licensee shall (a) promptly pay Penn the amount of such underpayment; (b) shall reimburse Penn for the cost of the audit, if such underpayment equals or exceeds […***…] of the total Milestones, Royalties and Penn Sublicense Income paid during the time period audited; and (c) provide such auditors with an audit right exercisable within […***…] after Penn receives the audit report.  If the auditor finds overpayment by Licensee, then Licensee shall have the right to deduct the overpayment from any future Milestones, Royalties or Penn Sublicense Income due to Penn by Licensee or, if no such future Milestones, Royalties or Penn

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Sublicense Income are payable, then Penn shall refund the overpayment to Licensee within […***…] after Penn receives the audit report.  Licensee may designate competitively sensitive information which such auditor may see and review but which it may not disclose to Penn; provided, however, that such designation shall not restrict the auditor’s investigation or conclusions.

4.10.2

In addition to the right of Licensee to examine the books and records and interview key personnel as provided in Section 4.9 above, Licensee, […***…] cost, through an independent auditor reasonably acceptable to Penn (and who has executed an appropriate confidentiality agreement reasonably acceptable to Penn that requires the auditor to keep any information learned by it confidential except as needed to report its audit conclusions to Licensee), may inspect and audit only the relevant records of Penn pertaining to the expenses incurred by and reduction of Royalties due to Penn under this Agreement.  Penn shall provide such auditors with reasonable access to the records during reasonable business hours at mutually agreed upon times.  Such access need not be given to any such set of records more often than […***…], not more frequently than […***…] with respect to records covering any specific period of time and not more than […***…] after the date of any report to be audited.  Licensee shall provide Penn with written notice of its election to inspect and audit such records not less than […***…] prior to the proposed date of review of Penn’s records by Licensee’s auditors.  Should the auditor find any over reporting of expenses or underreporting of reduction of Royalties then, Penn will issue to Licensee a credit against future payments due or a refund, in each case,  in the amount of such overpayment, as selected by Licensee; provided, however, if the Research Term has expired, then such overpaid amounts shall be reimbursed to Licensee. If the auditor finds underpayment by Licensee to Penn, then Licensee shall pay the difference between the underpayment and the actual payment made for the relevant time period to Penn within […***…] after Licensee receives the audit report.  Penn may designate competitively sensitive information which such auditor may see and review but which it may not disclose to Licensee; provided, however, that such designation shall not restrict the auditor’s investigation or conclusions.

4.11	Withholdings.
4.11.1

Licensee may withhold from payments due to Penn amounts for payment of any withholding tax that is required by Law to be paid to any taxing authority with respect to such payments.  Licensee will provide Penn all relevant documents and correspondence, and will also provide to Penn any other cooperation or assistance on a reasonable basis as may be necessary to enable Penn to claim exemption from such withholding taxes and to receive a refund of such withholding tax or claim a foreign tax credit.  Licensee will give proper evidence from time to time as to the payment of any such tax.  The Parties will cooperate with each other in seeking deductions under any double taxation or other similar treaty or agreement from time to time in force.  Such cooperation may include Licensee making payments from a single source in the U.S., where possible.

4.11.2

Apart from any such permitted withholding and those deductions expressly included in the definition of Net Sales, the amounts payable hereunder will not be reduced on account of any taxes, charges, duties or other levies.

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Article 5

CLINICAL DEVELOPMENT, REGULATORY AFFAIRS; COMMERCIALIZATION

5.1

Clinical Development.  Licensee will have sole responsibility for and sole decision making over the clinical development of the Licensed Products arising from the Research Program or otherwise developed by or on behalf of Licensee or any of its Sublicensees, in each case, in the Field.

5.2

Commercialization.  Licensee will have sole responsibility for and sole decision making over all commercialization activities of the Licensed Products arising from the Research Program or otherwise developed by or on behalf of Licensee or any of its Sublicensees, in each case, in the Field, and will be solely responsible for the associated costs of such commercialization activities.

5.3

Manufacturing.  Except as otherwise provided in this Agreement or in the Research Plan, Licensee will have sole responsibility for and sole decision making authority over all manufacturing activities and associated costs for the production of vectors to support IND-enabling studies, clinical development (including GMP manufacturing for clinical trials) and commercialization of the Licensed Products arising from the Research Program or otherwise developed by or on behalf of Licensee or any of its Sublicensees, in each case, in the Field.  Penn will have sole responsibility and sole decision making authority over manufacturing activities for research-grade vectors to support preclinical studies.

5.4	Regulatory.
5.4.1

Licensee will have sole responsibility for and sole decision making over all regulatory activities for the Licensed Products arising from the Research Program or otherwise developed by or on behalf of Licensee or any of its Sublicensees, in each case, in the Field.  Licensee will have the sole right to conduct all communications with Regulatory Authorities, including all meetings, conferences and discussions (including advisory committee meetings), with regard to Licensed Products arising from the Research Program or otherwise developed by or on behalf of Licensee or any of its Sublicensees, in each case, in the Field.  Licensee will lead and have sole control over preparing and submitting all regulatory filings related to the Licensed Products arising from the Research Program or otherwise developed by or on behalf of Licensee or any of its Sublicensees, in each case, in the Field, including all applications for Regulatory Approval, provided, however, that Licensee shall provide Penn with copies of all such applications prior to submission.  Licensee will own solely any and all applications for Regulatory Approvals (including INDs), Regulatory Approvals, and other regulatory filings related to the Licensed Product arising from the Research Program or otherwise developed by or on behalf of Licensee or any of its Sublicensees, in each case,  in the Field which will be held in the name of Licensee or its designees.

5.4.2

Penn shall have the right to participate as an observer in all material meetings, conferences, and discussions by Licensee with Regulatory Authorities pertaining to Development of the corresponding Licensed Products and Regulatory Approvals, provided that such right shall expire with respect to each Licensed Product upon the submission of an IND for such Product (the period of time during which Penn may participate in such meetings, conferences and discussions, the “Observer Period”).  During the Observer Period, Licensee shall provide Penn with reasonable advance notice of all such meetings and other contact and shall provide advance copies of all related

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documents and other relevant information relating to such meetings or other contact, including any documents that Licensee proposes to submit to any Regulatory Authority.  During any meetings with Regulatory Authorities, Penn shall not initiate any interactions with any Regulatory Authority and will only communicate with a Regulatory Authority if (a) such Regulatory Authority asks a question of Penn or (b) Licensee instructs Penn to communicate with such Regulatory Authority.

5.4.3

Penn will, through the Wilson Laboratory, cooperate with any reasonable request from Licensee with respect to obtaining any Regulatory Approval for a Licensed Product arising from the Research Program in the Field including, at […***…] cost: (a) making its faculty, employees, consultants and other staff of the Wilson Laboratory available to assist Licensee upon reasonable notice, (b) responding to questions raised by Licensee, and (c) making available to Licensee, in the form requested by Licensee, information related to the Licensed Products that is necessary to prepare, file, obtain and maintain any Regulatory Approval for such Licensed Product arising from the Research Program in the Field.

5.5

General Diligence.  Licensee will use Commercially Reasonable Efforts to clinically develop, obtain Regulatory Approval and commercialize at least one Licensed Product in each of the three (3) Subfields within the Field in the Major Markets.

5.6	Progress Reports.
5.6.1

After performance of the Research Plan by Penn but prior to the First Commercial Sale of a Licensed Product in the respective Subfield, Licensee on […***…], but in no event later than […***…], shall submit to Penn a progress report (each, a “Progress Report”) covering Licensee’s (and any Affiliates’ and Sublicensees’) activities related to the development of all Licensed Products in each Subfield and the obtaining of Governmental Approvals necessary for commercialization of Licensed Products.

5.6.2	Each Progress Report must include all of the following […***…]:
(a)	Summary of work completed;
(b)	Summary of work in progress;
(c)	Current schedule of anticipated events or milestones;
(d)	An updated SDR report listing of any and all Sublicenses granted by Licensee; and
(e)

The names and addresses of all Sublicensees, and a current and valid phone number and e-mail address for a principal point of contact at each such Sublicensee who is responsible for administering the Sublicensee.

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Article 6

INTELLECTUAL PROPERTY

6.1	Ownership.
6.1.1

Penn will retain all right, title and interest in and to the Penn Intellectual Property and any patents, copyrights, software and tangible research materials and other intellectual property related thereto, subject to the rights and licenses of Licensee set forth herein.  Licensee will retain all right, title and interest in and to all Know-How, patent rights and other intellectual property rights conceived, developed or created by employees or consultants of Licensee under this Agreement or otherwise; provided, however, that notwithstanding the foregoing, Licensee shall assign and hereby assigns, transfers and conveys all right, title and interest in any Research Program Patent Right containing any claim or claims that were invented (solely or jointly) by employees or consultants of Licensee under this Agreement to Penn, including all intellectual property rights thereto (“Joint Research Program Patent Rights”).

6.1.2

Improvements.  Notwithstanding Section 6.1.1, any Improvements conceived, developed or created solely by employees or consultants of Licensee shall be jointly owned by the Parties, and Licensee shall assign and hereby assigns, transfers and conveys a one-half, undivided, right, title and interest in such Improvements to Penn, including all intellectual property rights thereto. Subject to the rights and licenses of Licensee set forth herein, each Party is entitled to practice, use and otherwise exploit all Improvements and Improvement Patent Rights for all purposes on a worldwide basis without consent of and without a duty of accounting to the other Party, and each Party will grant and hereby does grant such consents and will execute documents as necessary to accomplish the foregoing.

6.1.3

Cooperation.  Upon the reasonable request of Penn, Licensee shall execute and deliver any and all instruments and documents and take such other acts as may be necessary or desirable to document the assignment and transfer described in Sections 6.1.1 and 6.1.2 or to enable Penn to secure its rights in the Joint Research Program Patent Rights, Improvements and Improvement Patent Rights, and other intellectual property rights in Joint Research Program Patent Rights, Improvements in any and all jurisdictions.  Without limiting the foregoing, each Party shall disclose to the other Party all pertinent information and data with respect thereto and shall execute all applications, specifications, oaths and all other instruments which Penn reasonably deems necessary in order to apply for and obtain such rights and in order to assign and convey to Penn (a) sole right, title and interest in and to such Joint Research Program Patent Rights and (b) joint right, title and interest in and to such Improvement and all intellectual property rights thereto.

6.1.4

Non-Exclusive License.  Subject to the terms and conditions of this Agreement, including Section 3.1.1, Penn hereby grants Licensee a non-exclusive, perpetual, fully paid-up, royalty-free, irrevocable, fully sublicenseable (through multiple tiers) license under the Joint Research Program Patent Rights to practice, use and otherwise exploit such Joint Research Program Patent Right throughout the world in all fields (including the Field) without consent of and without a duty of accounting to Penn.  Penn will execute documents as necessary to accomplish the foregoing. Notwithstanding the foregoing, the

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license grant within the Field for such Joint Research Program Patent Rights shall at all times during the Royalty Period be royalty-bearing.
6.2	Patent Filing Prosecution and Maintenance.
6.2.1

Penn Patent Rights will be held in the name of Penn; provided that […***…].  Penn Patent Rights shall be obtained with counsel selected by Penn and reasonably acceptable to Licensee (“Patent Counsel”).  Upon […***…] written request, […***…] shall file, prosecute and maintain in accordance with the terms of this Agreement one or more patent applications claiming solely one or more Licensed Products.  […***…] shall control all actions and decisions with respect to the filing, prosecution and maintenance of Penn Patent Rights and will […***…] will instruct Patent Counsel to copy […***…] on all correspondence related to Penn Patent Rights (including copies of each patent application, office action, response to office action, request for terminal disclaimer, and request for reissue or reexamination of any patent or patent application) and to interact with Licensee with respect to the preparation, filing, prosecution and maintenance of Penn Patent Rights.  […***…] has the right to take action to preserve rights and minimize cost whether or not […***…] has commented, and will use reasonable efforts to not allow any Penn Patent Right for which Licensee is licensed and is underwriting the costs to lapse or become abandoned without Licensee’s written authorization under this Agreement, except for filing of continuations, divisionals, or the like that substitute for the lapsed application, provided that, and without limiting Section 6.2.3, […***…] shall have no requirement to file, prosecute, or maintain Penn Patent Rights if Licensee is not current with the Patent Cost obligations as set forth in this Agreement and Licensee does not cure any lapse with respect Patent Cost obligations within […***…] of receiving written notice thereof.  For the purposes of this Agreement, “maintenance” of the Penn Patent Rights includes interference proceedings, re-examinations, inter parties patent review proceedings before the USPTO or a similar patent administration outside the US (including opposition proceedings at the EPO).  For further clarity, validity challenges raised in infringement litigation will be handled per Section 6.4.  In the event that […***…] is being enforced against an infringer in a suit […***…] and such […***…] is also subject to an interference proceeding, re-examination, inter parties patent review proceeding before the USPTO or a similar patent administration outside the US (including an opposition proceeding at the EPO) at the same time as the suit, then […***…]; provided however, that such action […***…].

6.2.2

[…***…] has the right to request a country filing via a written request to […***…]  prior to the deadline set by the patent office in the territory in which filing is to take place (“Prosecution Request”).  […***…] will use Commercially Reasonable Efforts to keep […***…] reasonably informed of the foreign patent application filing deadlines for jurisdictions identified by […***…].  The absence of a given Prosecution Request by such deadline will be considered an election not to secure the Patent Rights associated with the specific phase of patent prosecution in such territory, and such patent application(s) and patent(s) (“Carve-Out Patent Rights”) will not be part of Penn Patent Rights and therefore not subject to this Agreement, including the License, and […***…] will have no further rights or license to them.

6.2.3

Licensee may terminate its obligations with respect to any given Penn Patent Right in any or all designated countries upon […***…] written notice to Penn, at which time Licensee will have no obligation to pay patent costs in connection therewith.  Penn will use its best

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efforts to curtail patent costs if the Parties agree to cease prosecuting such Patent Rights.  Penn may continue prosecution and/or maintenance of such applications or patents at its sole discretion and expense; provided, however, that such applications (s) and patent(s) will be Carve-Out Patent Rights and will not be part of Penn Patent Rights and therefore not subject to this Agreement, including the License, and Licensee will have no further rights or license to them; provided, for clarity, that Licensee shall continue to hold any joint ownership interest in the Improvement Patent Rights in which Licensee has such a joint ownership interest.

6.2.4

In the event that Penn elects not to file, prosecute or maintain (or continue to do so) any Research Program Patent Rights or Improvement Patent Rights, Penn will notify Licensee at least […***…] before any such Patent Right would become abandoned or forfeited, and Licensee shall have the right (but not the obligation), at Licensee’s sole discretion, and sole responsibility for all applicable costs, to file, prosecute and maintain such Patent Right in the name of Penn (which right will include the right to file additional Patent Rights claiming priority to such Patent Right); provided, however, that Licensee shall have no step-in right with respect to such Research Program Patent Rights (other than Product Specific Patent Rights) in the event that Penn notifies Licensee that it did not wish to pursue such Research Program Patent Right (other than Product Specific Patent Rights) for strategic reasons.

6.2.5

Patent Term Extensions.  Penn will have the exclusive right to decide whether to elect and file for patent term restoration or extension, supplemental protection certificate or any of their equivalents with respect to Background Patent Rights and Research Program Patents in the Territory, the Parties will mutually decide whether to elect and file for patent term restoration or extension, supplemental protection certificate or any of their equivalents with respect to Improvement Patent Rights in the Territory, and Licensee will have the exclusive right to decide whether to elect and file for patent term restoration or extension, supplemental protection certificate or any of their equivalents with respect to Product Specific Patent Rights in the Territory and shall direct Penn regarding such filings with respect to Product Specific Patent Rights. Penn will cooperate and follow all instructions received from Licensee with respect to electing and filing for such restoration or extension, supplemental protection certificate or the equivalent of any of the foregoing for Product Specific Patent Rights.  For clarity, only Licensee through directing Penn (as provided herein) will have the right to seek or obtain any patent term restoration or extension, supplemental protection certificate or any of their equivalents based on a Licensed Product for such Product Specific Patent Rights.

6.3	Patent Costs.
6.3.1

Licensee will reimburse Penn for all documented out-of pocket costs incurred on or after the Effective Date by Penn for the filing, prosecution and maintenance of Penn Patent Rights, including attorney fees, expenses, official and filing fees (“Patent Costs”) within […***…] of receipt of a reasonably detailed invoice for such costs; provided, however, that Licensee’s obligation with respect to Patent Costs relating to Background Patent Rights shall commence only after such Background Patent Right is included in an amendment to this Agreement and shall be an obligation on Licensee from the amendment effective date onward and solely with respect to Patent Costs incurred on or after such date.  In the event that Penn licenses any Penn Patent Right in a field separate from the Field to a Third Party, Penn will use Commercially Reasonable Efforts to obtain

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from such Third Party a pro-rata portion of the relevant historical costs previously incurred (which amount will be offset from Licensee’s Patent Costs obligation), and upon execution of such Third Party license agreement, Licensee’s ongoing Patent Cost obligation will be a pro-rata portion of such Patent Costs.

6.3.2

At any time, at Penn’s request, Licensee shall pay in advance the Patent Counsel’s estimated costs for undertaking material patent actions before Penn authorizes the Patent Counsel to proceed (“Advance Payment”).

6.4	Infringement.
6.4.1

If either Party believes that an infringement by a Third Party with respect to any Penn Patent Right is occurring or may potentially occur, the knowledgeable Party will provide the other Party with (a) written notice of such infringement or potential infringement and (b) evidence of such infringement or potential infringement (the “Infringement Notice”).

6.4.2

As between the Parties, […***…] will have the first right, under its sole control and at […***…] expense, to institute suit against an infringer asserting patent infringement of any […***…].  If required by law, […***…] will permit any action under this Section 6.4.2 to be brought in its name, including being joined as a party-plaintiff, provided that […***…] will reimburse […***…] for its documented out-of-pocket costs incurred in connection with such action.  […***…] will have the right to settle any such action with […***…] consent (such consent not to be unreasonably withheld or delayed).  For clarity, […***…].  In the event that […***…] provides an Infringement Notice to Licensee regarding an infringement of […***…] in the Field and […***…] does not within […***…] of receipt of such notice abate the infringement or file suit to enforce such Product Specific Patent Right or Improvement Patent Right, then […***…] shall have the right to take any action reasonably appropriate to enforce such Product Specific Patent Right or Improvement Patent Right.

6.4.3

As between the Parties, […***…] will have the first right, under its sole control and at […***…] expense, to institute suit against an infringer asserting patent infringement of any […***…] other than […***…] (which are addressed by Section 6.4.2), in the Field.  In the event that […***…] provides an Infringement Notice to […***…] regarding an infringement of such […***…] in the Field and […***…] does not within […***…] of receipt of such notice abate the infringement or file suit to enforce such […***…], then […***…] shall have the right to take any action reasonably appropriate to enforce such […***…]; provided, however, that […***…] shall have no enforcement step-in right with respect to such […***…] in the event that […***…] notifies […***…] that it did not wish to pursue such […***…] for strategic reasons.

6.4.4

As between the Parties, […***…] will have the sole and exclusive right, under its sole control and at […***…] expense, to institute suit against an infringer asserting patent infringement of any […***…] outside the Field.  […***…] will have the right to settle any such action without […***…] consent other than pursuant to a settlement, consent judgment, or other voluntary final disposition which imposes obligations on […***…] beyond those set forth herein, or which invalidates or restricts […***…] which will require the prior written consent of […***…] (such consent not to be unreasonably withheld or delayed).  Except as otherwise expressly set forth above, any enforcement of […***…] and […***…] will be subject to further agreement of the Parties.

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6.4.5

Any recovery or settlement received in connection with any suit will first be […***…] to cover […***…] and next shall be paid to […***…] to cover […***…].  Any remaining recoveries shall be allocated as follows:

(a)

for any suit that is initiated by […***…] with respect to infringement of any Research Program Patent Right in the Field, Penn shall receive […***…] of the recovery (other than […***…]) and the Licensee shall receive […***…];

(b)	for any suit that is initiated by […***…] with respect to infringement of any Background Patent Right or Research Program Patent Right, Penn shall receive […***…] of the recovery; and
(c)

for any portion of the recovery or settlement […***…], (a) for a suit that is initiated by […***…] and […***…] voluntarily joins such suit, then […***…], and (b) for any suit that is initiated by […***…] and […***…] is not a party to the litigation, Penn shall receive […***…] and Licensee shall receive […***…].

6.4.6

Each Party will reasonably cooperate and assist with the other in litigation proceedings instituted hereunder but the Party who initiated the suit shall reimburse the cooperating party for documented out-of-pocket expenses with respect to such cooperation.  For clarity, such requirement does not require a Party to join a suit unless otherwise specifically required under this Agreement.  If Penn is subjected to third party discovery related to the Research Program Patent Rights or Licensed Products, Licensee will pay Penn’s reasonable, documented out-of-pocket expenses with respect to same.

6.5

Patent Marking.  Licensee shall place in a conspicuous location on any Licensed Product (or its packaging where appropriate and practicable) made or sold under this Agreement a patent notice in accordance with the Laws concerning the marking of patented articles where such Licensed Product is made or sold, as applicable.

Article 7
CONFIDENTIALITY& PUBLICATION

7.1

Confidential Information.  Each Party shall use reasonable efforts to limit the disclosure of Confidential Information hereunder to the information that is required to be disclosed pursuant to the terms of this Agreement and that is reasonably necessary for either Party to fulfill its obligations and exercise its rights under this Agreement.  Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, during the Term and for […***…] thereafter, the receiving Party (the “Receiving Party”) and its Affiliates will keep confidential and will not publish or otherwise disclose or use for any purpose, other than as necessary to satisfy obligations or exercise rights under this Agreement, any confidential or proprietary information or materials, patentable or otherwise, in any form (written, oral, photographic, electronic, magnetic, or otherwise), including trade secrets, Know-How, inventions or discoveries, proprietary information, formulae, processes, techniques and information relating to the past, present and future marketing, financial, and research and development activities of any product or potential product or useful technology of the Disclosing Party or its Affiliates and the pricing thereof (collectively, “Confidential Information”), which is disclosed by or on behalf of such Party (the “Disclosing Party”) to the Receiving Party or its Affiliates or otherwise received or accessed by a Receiving Party in the course of performing its obligations or exercising its rights under this Agreement.

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7.2

Exceptions to Confidentiality.  “Confidential Information” does not include information that (a) was in the lawful knowledge and possession of the Receiving Party or its Affiliates prior to the time it was disclosed to, or learned by, the Receiving Party or its Affiliates, or was otherwise developed independently by the Receiving Party or its Affiliates, as evidenced by written records kept in the ordinary course of business, or other documentary proof of actual use by the Receiving Party or its Affiliates; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party or its Affiliates, as evidenced by written records of the Receiving Party or its Affiliates; (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party or its Affiliates in breach of this Agreement; or (d) was disclosed to the Receiving Party or its Affiliates, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party or its Affiliates not to disclose such information to others.  In the event a Party is required to make a disclosure under Law or regulation, the order of a court of competent jurisdiction, or the rules of the U.S.  Securities and Exchange Commission (including by reason of any securities offering by Licensee), any stock exchange or listing entity, the Receiving Party shall provide prompt prior written notice to the Disclosing Party and take all reasonable steps (including cooperating with the Disclosing Party in seeking to secure confidential treatment of, or otherwise limit, such Confidential Information required to be disclosed) to limit the extent of the disclosure and obtain confidential treatment for any remaining required disclosure.

7.3

Penn Intellectual Property.  In order to preserve the patentability of Penn intellectual property and to preserve Penn’s publication rights, Licensee shall maintain Penn Patent Rights, Research Results and information provided pursuant to the Research Program (whether oral or written) as confidential and shall not disclose such information to any Third Party until the publication of such information by Penn or until Penn provides Licensee with written verification that all desirable patentable inventions have been protected, whichever occurs sooner.

7.4

Publications.  Penn shall have the first right to publish, present or otherwise disclose Research Results or other information and material resulting from the Research Program for any purpose.  Penn shall furnish the Licensee with a copy of any proposed publication or presentation at least […***…] in advance of the date of such presentation or the submission of said proposed publication in order for Licensee to review and comment on said proposed publication or presentation to (a) determine whether such contains any Licensee Confidential Information and (b) enable Licensee to identify any Penn intellectual property that it wishes Penn to file patent applications on or to seek other intellectual property protection for.  If within the […***…] review period (i) Licensee notifies Penn that the Licensee requires deletion from the publication or presentation of Licensee Confidential Information, the Parties will cooperate to modify the disclosure to ensure Licensee Confidential Information is not disclosed or (ii) if Licensee requests that publication or presentation be delayed to allow for patent filings or other intellectual property protection on certain items in the proposed publication or presentation, Penn shall delay the publication or presentation for up to […***…], subject to reasonable extension as mutually agreed upon by the Parties, to allow for the filing of patent applications or other intellectual property protection.

7.5

Other Permitted Disclosures.  Notwithstanding anything herein to the contrary, either Party may disclose Confidential Information of the other Party to (a)  its Affiliates, and to its and their directors, employees, consultants, agents, licensees, sublicensees, collaborators, subcontractors, potential or actual investors, acquirers or merger partners (each a “Representative”) in each case who have a need to know such Confidential Information, are bound by commercially reasonable

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obligations of confidentiality and such Party remains liable for any breach by such Representative of the non-disclosure and restrictions on use set forth in this Agreement and (b) the extent such disclosure is required to file or prosecute patent applications, prosecute or defend litigation, or to submit filings to Regulatory Authorities, provided, however, that in each case in this subsection (b), Licensee shall provide Penn prior written notice of such disclosure.

Article 8
REPRESENTATIONS, WARRANTIES AND COVENANTS

8.1	Mutual Representations and Warranties. Each Party represents and warrants to the other Party that, as of the Effective Date:
8.1.1	such Party is duly organized and validly existing under the Laws of the jurisdiction of its incorporation or organization;
8.1.2	such Party has taken all action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement;
8.1.3

this Agreement is a legal and valid obligation of such Party, binding upon such Party and enforceable against such Party in accordance with the terms of this Agreement, except as enforcement may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles; and

8.1.4	such Party has all right, power and authority to enter into this Agreement, to perform its obligations under this Agreement.

Further, Penn represents to Licensee that, as of the Effective Date, to the knowledge of Dr. James Wilson and the current staff of the Penn Center for Innovation, there are no Patent Rights, Know-How or biological/chemical materials Controlled by Penn and developed in the Wilson Laboratory, other than the Background Patent Rights, Penn Know-How and Penn Materials, that will be used or practiced in the performance of the Research Program as set forth in the Research Plan in Exhibit B.

8.2	Disclaimer of Representations and Warranties.
8.2.1

Other than the representations and warranties provided in Section 8.1 above, NEITHER PENN NOR LICENSEE MAKES ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, AND PENN AND LICENSEE EACH EXPLICITLY DISCLAIMS ANY REPRESENTATION AND WARRANTY, INCLUDING WITH RESPECT TO ANY ACCURACY, COMPLETENESS, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, COMMERCIAL UTILITY, NON-INFRINGEMENT OR TITLE FOR THE INTELLECTUAL PROPERTY, PATENT RIGHTS, LICENSE AND ANY LICENSED PRODUCT.

8.2.2	Furthermore, nothing in this Agreement will be construed as:
(a)	A representation or warranty by Penn as to the validity or scope of any Penn Patent Right;

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(b)

A representation or warranty that anything made, used, sold or otherwise disposed of under the License is or will be free from infringement of patents, copyrights, trademarks or any other forms of intellectual property rights or tangible property rights of Third Parties;

(c)	Obligating Penn to bring or prosecute actions or suits against Third Parties for patent, copyright or trademark infringement; and
(d)

Conferring by implication, estoppel or otherwise any license or rights under any Patent Rights of Penn other than Penn Patent Rights as defined herein, regardless of whether such Patent Rights are dominant or subordinate to Penn Patent Rights.

8.3	Covenants of Licensee.
8.3.1

Licensee and its Affiliates will not, directly or indirectly (including where such is done by a Third Party on behalf of Licensee or its Affiliates, at the urging of Licensee or its Affiliates or with the assistance of the Licensee or its Affiliates) challenge the validity, scope, or enforceability of or otherwise oppose any Penn Patent Right, provided that if any Penn Patent Right is asserted against Licensee or its Affiliate for activities authorized under this Agreement, then such Licensee or its Affiliates is entitled to all and any defenses available to it including challenging the validity or enforceability of such Patent Right.  Licensee will comply with all Laws that apply to its activities or obligations under this Agreement.  For example, Licensee will comply with applicable United States export laws and regulations.  The transfer of certain technical data and commodities may require a license from the applicable agency of the United States government and/or written assurances by Licensee that Licensee will not export data or commodities to certain foreign countries without prior approval of the agency.

8.3.2	Licensee will not grant a security interest in the License or this Agreement.

Article 9
INDEMNIFICATION; INSURANCE AND LIMITATION OF LIABILITY

9.1	Indemnification by Licensee.
9.1.1

Licensee shall defend, indemnify and hold Penn and its respective trustees, officers, faculty, students, employees, contractors and agents (the “Penn Indemnitees”) harmless from and against any and all liability, damage, loss, cost or expense (including reasonable attorneys’ fees), including, without limitation, bodily injury, risk of bodily injury, death and property damage to the extent arising out of Third Party claims or suits related to:

(a)

the gross negligence, recklessness or wrongful intentional acts or omissions of Licensee, its Affiliates or Sublicensees and its or their respective directors, officers, employees and agents, in connection with Licensee’s performance of its obligations or exercise of its rights under this Agreement;

(b)	any breach of this Agreement by Licensee; or
(c)	the development, manufacturing or commercialization (including commercial manufacturing, packaging and labeling of Products, and all product liability

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losses) of a Licensed Product by or on behalf of Licensee or its Affiliates or Sublicensees; or
(d)	any enforcement action or suit brought by Licensee against a Third Party for infringement of Research Program Patent Rights;

provided that Licensee’s obligations pursuant to this Section 9.1 shall not apply to the extent such claims or suits result from the gross negligence or willful misconduct of any of Penn Indemnitees.

9.1.2

As a condition to a Penn Indemnitee’s right to receive indemnification under this Section 9.1, Penn shall: (a) promptly notify Licensee as soon as it becomes aware of a claim or suit for which indemnification may be sought pursuant hereto; (b) reasonably cooperate, and cause the individual Penn Indemnitees to reasonably cooperate, with Licensee in the defense, settlement or compromise of such claim or suit; and (c) permit the Licensee to control the defense, settlement or compromise of such claim or suit, including the right to select defense counsel.  In no event, however, may Licensee compromise or settle any claim or suit in a manner which (i) admits fault or negligence on the part of Penn or any other Penn Indemnitee; (ii) commits Penn or any other Penn Indemnitee to take, or forbear to take, any action, without the prior written consent of Penn, or (iii) grant any rights under the Penn Patent Rights except for Sublicenses permitted under Article 3.  Penn shall reasonably cooperate with Licensee and its counsel in the course of the defense of any such suit, claim or demand, such cooperation to include without limitation using reasonable efforts to provide or make available documents, information and witnesses.

9.1.3

Notwithstanding Section 9.1.2 above, in the event that Penn believes in good faith that a bonafide conflict exists between Licensee and Penn or any other Penn Indemnitee with respect to a claim or suit subject to indemnification hereunder, then Penn or any other Penn Indemnitee shall have the right to defend against any such claim or suit itself, including by selecting its own counsel, with any […***…] being paid for by […***…].  […***…].

9.2	Insurance.
9.2.1

Licensee, […***…], must insure its activities in connection with the exercise of its rights under this Agreement and obtain, and keep in force and maintain Commercial Form General Liability Insurance (contractual liability included) with limits as follows:

(a)	Each occurrence$[…***…];
(b)	General aggregate$[…***…]

Prior to the commencement of clinical trials, if applicable, involving Licensed Product:

(c)	Clinical trials liability insurance$[…***…]

Prior to the First Commercial Sale of a Licensed Product:

(d)	Products liability insurance$[…***…]

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Penn may review periodically the adequacy of the minimum amounts of insurance for each coverage required by this Section 9.2.1, and has the right to require Licensee to adjust the limits in Penn’s reasonable discretion but in no event will Licensee be required to increase such limits beyond the limits of insurance carried by similarly-situated companies.

9.2.2

If the above insurance is written on a claims-made form, it shall continue for […***…] following termination or expiration of this Agreement.  The insurance shall have a retroactive date of placement prior to or coinciding with the Effective Date of this Agreement.

9.2.3	Licensee expressly understands, however, that the coverages and limits in Section 9.2.1 do not in any way limit Licensee’s liability or indemnification obligations. Licensee’s insurance will:
(a)	Be issued by an insurance carrier with an A.M. Best rating of “A” or better;
(b)	Provide for […***…] advance written notice to Penn of any modification;
(c)	State that Penn is endorsed as an additional insured with respect to the coverages in Section 9.2.1; and
(d)

Include a provision that the coverages will be primary and will not participate with nor will be excess over any valid and collective insurance or program of self insurance carried or maintained by Penn.

9.2.4

Licensee must furnish to Penn with (a) valid certificate of insurance evidencing compliance with all requirements of this Agreement and (b) additional insured endorsements for Licensee’s applicable policies naming “The Trustees of the University of Pennsylvania” as an additional insured.  Licensee must furnish both documents within […***…] of the Effective Date, up to […***…] thereafter upon Penn’s request and at any time there is a material modification in such insurance.

9.3

LIMITATION OF LIABILITY.  IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS AFFILIATES BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING LOSS OF PROFITS, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREIN OR ANY BREACH HEREOF.  NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS AGREEMENT SHALL LIMIT LICENSEE’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 9.1 ABOVE.

Article 10
TERM AND TERMINATION

10.1

Term.  The term of this Agreement (the “Term”) shall commence on the Effective Date and, unless terminated sooner as provided below, shall continue in full force and effect throughout the term of the Research Program and thereafter on a country-by-country and Licensed Product-by-Licensed Product basis until the expiration of the Royalty Period in such country for such

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Licensed Product, whereupon the licenses  set forth in Section 3.1.1 and Section 3.1.2 (other than licenses under Research Program Know-How (including the Program Data) and Penn Materials), in each case, in such country for such Licensed Product will become perpetual, irrevocable and fully paid-up for such Subfield.

10.2

Termination of the Agreement for Convenience.  At any time during the Term, Licensee may, at its convenience, terminate this Agreement, or any Subfields within the Field, upon providing at least […***…] prior written notice to Penn of such intention to terminate.

10.3	Termination For Cause.
10.3.1

If Licensee fails to fulfill its obligations under Section 5.5 (i.e.  use Commercially Reasonable Efforts to develop and commercialize a Licensed Product in each Subfield), Penn may provide written notice to Licensee of such failure.  If Licensee fails to address such failure to the reasonable satisfaction of Penn within […***…] of receiving such written notice, Penn may terminate this Agreement with respect to the relevant Subfield(s) upon written notice to Licensee.

10.3.2

If either Party materially breaches any of its material obligations under this Agreement, the non-breaching Party may give to the breaching Party a written notice specifying the nature of the default, requiring the breaching Party to cure such breach, and stating the non-breaching Party’s intention to terminate this Agreement.  If such breach is not cured within […***…] of such notice, such termination shall become effective with respect to the relevant Subfield(s) upon a notice of termination by the terminating Party thereafter.

10.3.3

In addition to all other remedies available to it, Penn may terminate this Agreement with respect to the relevant Subfield(s), upon written notice, subject to the cure provisions set forth in Section 10.3.2, upon a breach of Section 8.3, Covenants of Licensee.

10.3.4

Either Party may terminate this Agreement, upon written notice, with immediate effect if, at any time, the other Party is unable to pay its debts, including any debts related to exclusive sublicensees, when they come due, or files in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of such Party or of its assets, or if such Party proposes a written agreement of composition or extension of its debts, or if such Party is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition is not dismissed within […***…] after the filing thereof, or if such Party proposes or is a party to any dissolution or liquidation, or if such Party makes an assignment for the benefit of its creditors of all or substantially all its assets (in each case, “Bankruptcy Action”).

10.4	Effects of Termination.
10.4.1

Notwithstanding the termination of this Agreement, the following provisions shall survive: Sections 2.3.3, 6.1.2, 6.1.3, 6.1.4, 6.2 (solely with respect to Improvement Patent Rights), 6.3 (solely with respect to Improvement Patent Rights), 8.2, 10.1 and 10.4 and Articles 1, 4, 7, 9 and 11.  Further, if this Agreement is terminated by Licensee due to a material breach by Penn under Section 10.3.2, the provisions of Sections 2.2.3, 3.6 and 3.7.1 shall survive, and Section 3.7.2 shall survive for a period of […***…] after such

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termination notwithstanding the time period set forth therein. All other provisions set forth in this Agreement shall terminate upon termination of this Agreement.
10.4.2

Notwithstanding the expiration of this Agreement, the following provisions shall survive: Sections 2.2.3, 2.3.3, 3.2, 3.3, 3.6, 3.7.1, 3.7.2, 6.1, 6.2 (solely with respect to Improvement Patent Rights), 6.3 (solely with respect to Improvement Patent Rights), 8.2, 10.1 and 10.4 and Articles 1, 4, 7, 9 and 11.  All other provisions set forth in this Agreement shall terminate upon expiration of this Agreement.

10.4.3

Termination or expiration of this Agreement shall not relieve the Parties of any obligation or liability that, at the time of termination or expiration, has already accrued hereunder, or which is attributable to a period prior to the effective date of such termination or expiration. Termination or expiration of this Agreement shall not preclude either Party from pursuing all rights and remedies it may have hereunder or at Law or in equity with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation.

10.4.4

If this Agreement is terminated by Penn pursuant to Section 10.3, at the option of each relevant Sublicensee, all outstanding Sublicenses (including all Sublicense Documents for each Sublicense) pertaining solely to the terminated Subfield(s) that are not in default will be assigned by Licensee to Penn (the scope of such assignment shall be limited to the provisions of the Sublicense Documents pertaining to a Sublicense, Penn Patent Rights or Licensed Product), and such assignment will be accepted by Penn; provided, however, that such sublicense agreement shall comply with the terms of Section 3.4.  Each assigned Sublicense will remain in full force and effect with Penn as the licensor or sublicensor instead of Licensee, but the duties and obligations of Penn under the assigned Sublicenses will not be greater than the duties of Penn under this Agreement, and the rights of Penn under the assigned Sublicenses will not be less than the rights of Penn under this Agreement, including all financial consideration and other rights of Penn.  Penn may, at its sole discretion, amend such outstanding Sublicenses to contain the terms and conditions found in this Agreement.

10.4.5

Within […***…] of termination of this Agreement with respect to any Subfield (other than termination by Licensee pursuant to Section 10.3.2 or 10.3.4), Licensee shall pay Penn all costs not previously paid and attributable solely to the terminated Subfield(s) through the effective termination date per the budget of the Research Plan for services performed by, or on behalf of, Penn,  as well as all commitments related to the performance of the Research Plan for such Subfield(s) that are reflected in the budget (i.e., […***…] until the earlier of (a) […***…] of termination of this Agreement and (b) […***…]; and subject to Penn’s written notification to Licensee and Licensee’s acknowledgement of […***…], as applicable.

10.4.6

Upon termination, but not expiration, of this Agreement, the licenses granted herein shall immediately terminate and Licensee, its Affiliates and Sublicensees (subject to Section 10.4.4), will promptly cease selling the Licensed Product(s) subject to such termination.  Each  Party will return (or destroy, as directed by the other Party) all data, files, records and other materials containing or comprising the other Party’s Confidential Information with respect to this Agreement, except to the extent such Confidential Information is necessary or useful to conduct activities in connection with surviving portions of this Agreement.  Notwithstanding the foregoing, the Parties will be permitted to retain one

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copy of such data, files, records, and other materials for archival and legal compliance purposes.
10.5

Tolling.  The Parties agree that all applicable statutes of limitation and time-based defenses (such as estoppel and laches), will be tolled once the dispute resolution procedures set forth in Section 11.10 have been initiated and for so long as they are pending, and the Parties will cooperate in taking all actions reasonably necessary to achieve such a result.

Article 11
ADDITIONAL PROVISIONS

11.1

Relationship of the Parties.  Nothing in this Agreement is intended or shall be deemed, for financial, tax, legal or other purposes, to constitute a partnership, agency, joint venture or employer-employee relationship between the Parties.  The Parties are independent contractors and at no time will either Party make commitments or incur any charges or expenses for or on behalf of the other Party.

11.2

Expenses.  Except as otherwise provided in this Agreement, each Party shall pay its own expenses and costs incidental to the preparation of this Agreement and to the consummation of the transactions contemplated hereby

11.3	Third Party Beneficiary. The Parties agree that each Sublicensee is a third party beneficiary of this Agreement with respect to Section 10.4.4.
11.4	Use of Names.
11.4.1

Licensee, its Affiliates and Sublicensees may not use the name, logo, seal, trademark, or service mark (including any adaptation of them) of Penn or any Penn school, organization, employee, student or representative, without the prior written consent of Penn.  Notwithstanding the foregoing, Licensee may use the name of Penn in a non-misleading and factual manner solely in (a) executive summaries, business plans, offering memoranda and other similar documents used by Licensee for the purpose of raising financing for the operations of Licensee, or entering into commercial contracts with Third Parties, but in such case only to the extent necessary to inform a reader that the Penn Patent Rights have been licensed by Licensee from Penn, and to inform a reader of the identity and published credentials of inventors of intellectual property, and (b) any securities reports required to be filed with the Securities and Exchange Commission.

11.4.2

Penn will not use Licensee’s name without Licensee’s prior written consent except that Penn may (a) acknowledge Licensee’s funding of the Research Program, (b) use Licensee’s name in connection with any scientific contributions in scientific publications and in listings of sponsored research projects, (c) use Licensee’s name as required by Law, and (d) use Licensee’s name in connection with institutional compliance policies; provided that, Penn shall not use Licensee’s name for publicity purposes without Licensee’s prior written consent.

11.5

No Discrimination.  Neither Penn nor Licensee will discriminate against any employee or applicant for employment because of race, color, sex, sexual or affectional preference, age, religion, national or ethnic origin, handicap, or veteran status.

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11.6	Successors and Assignment.
11.6.1	The terms and provisions hereof shall inure to the benefit of, and be binding upon, the Parties and their respective successors and permitted assigns.
11.6.2

Licensee may not assign or transfer this Agreement or any of Licensee’s rights or obligations created hereunder, by operation of law or otherwise, without the prior written consent of Penn, provided that Penn shall not unreasonably withhold, condition or delay its consent; provided, however, that Licensee may assign this Agreement to any Affiliate of Licensee or to any entity with which Licensee merges or consolidates, or to which it sells or transfers all of its stock or all or substantially all of its assets to which this Agreement relates without Penn’s consent (“Permitted Assignment”). For any Permitted Assignment, Licensee will provide Penn with notice of such assignment containing at minimum the contact information of the assignee within […***…] after closing of such Permitted Assignment, and such Permitted Assignment shall be in accordance with this Section 11.6.  Upon Licensee’s request and expense, the Parties may negotiate in good faith to separate this Agreement into multiple agreements, one (1) agreement for each Subfield.

11.6.3	Any assignment not in accordance with this Section 11.6 shall be void.
11.7

Further Actions.  Each Party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary in order to carry out the purposes and intent of this Agreement.

11.8

Entire Agreement of the Parties; Amendments.  This Agreement and the Exhibits and Appendices or Schedules hereto constitute and contain the entire understanding and agreement of the Parties respecting the subject matter hereof and cancel and supersede any and all prior negotiations, correspondence, understandings and agreements between the Parties, whether oral or written, regarding such subject matter.  No waiver, modification or amendment of any provision of this Agreement shall be valid or effective unless made in a writing referencing this Agreement and signed by a duly authorized officer of each Party.

11.9

Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania, excluding application of any conflict of laws principles that would require application of the law of a jurisdiction outside of the Commonwealth of Pennsylvania.

11.10

Dispute Resolution.  If a dispute arises between the Parties concerning this Agreement, then the Parties will confer, as soon as practicable, in an attempt to resolve the dispute.  If the Parties are unable to resolve such dispute amicably, then the Parties will submit to the exclusive jurisdiction of, and venue in, the state and Federal courts located in the Eastern District of Pennsylvania.

11.11

Injunctive Relief.  Notwithstanding anything herein to the contrary, in the event of an actual or threatened breach of this Agreement, the aggrieved Party may seek provisional equitable relief (including restraining orders, specific performance or other injunctive relief).

11.12

Notices and Deliveries.  Any notice, request, approval or consent required or permitted to be given under this Agreement shall be in writing and directed to a Party at its address shown below or such other address as such Party shall have last given by notice to the other Party.  A notice

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will be deemed received: if delivered personally, on the date of delivery; if mailed, […***…] after deposit in the United States mail or if sent via courier, […***…] after deposit with the courier service.

For Penn	with a copy to:

Penn Center for Innovation University of Pennsylvania 3160 Chestnut Street, Suite 200 Philadelphia, PA 19104-6283 Attention: Executive Director	University of Pennsylvania Office of General Counsel 133 South 36th Street, Suite 300 Philadelphia, PA 19104-3246 Attention: General Counsel

For Licensee:	with a copy to (which will not constitute notice):

Dimension Therapeutics, Inc.	On or prior to June 24, 2016:
840 Memorial Drive Cambridge, MA 02139 Attention: Chief Executive Officer

Goodwin Procter LLP

53 State Street

Boston, MA 02109

Attention: Kingsley L. Taft, Ph.D.

Effective after June 24, 2016:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention: Kingsley L. Taft, Ph.D.

11.13

Waiver.  A waiver by either Party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any other term or condition hereof.  All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either Party.

11.14

Severability.  When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under law, but if any provision of this Agreement is held to be prohibited by or invalid under law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.  The Parties shall make a good faith effort to replace the invalid or unenforceable provision with a valid one which in its economic effect is most consistent with the invalid or unenforceable provision.

11.15

Interpretation.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Schedules and Exhibits shall be deemed references to Articles and Sections of, Schedules and Exhibits to, this Agreement unless the context shall otherwise require.  “Herein,” “hereby,” “hereunder,” “hereof” and other equivalent words refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used.  The term “or” means “and/or” hereunder.  All definitions set forth herein will be deemed applicable whether the words defined are used herein in the singular or the plural.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.  Unless the context otherwise requires, countries shall include territories.

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References to any specific Law or article, section or other division thereof, shall be deemed to include the then-current amendments or any replacement Law thereto.
11.16

Counterparts.  This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument.  A facsimile or a portable document format (PDF) copy of this Agreement, including the signature pages, will be deemed an original.

11.17

Force Majeure.  Neither Party will be liable for any failure to perform as required by this Agreement to the extent such failure to perform is due to circumstances reasonably beyond such Party’s control, including, without limitation, labor disturbances or labor disputes of any kind, accidents, failure of any governmental approval required for full performance, civil disorders or commotions, terrorism, acts of aggression, acts of God, energy or other conservation measures imposed by law or regulation, explosions, failure of utilities, mechanical breakdowns, material shortages, disease, or other such occurrences.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, duly authorized representatives of the Parties have executed this Agreement as of the Effective Date.

THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA		DIMENSION THERAPEUTICS, INC.

By:	/s/ John S. Swartley	By: /s/ Annalisa Jenkins
Name:	John S. Swartley, PhD	Name: Annalisa Jenkins
Title:	Associate Vice Provost for Research and Executive Director, Penn Center for Innovation	Title: CEO

Read and Acknowledged by

Dr. James Wilson:

    /s/ James Wilson

[Signature Page to Research, Collaboration & License Agreement]

Exhibit A

Background Patent Rights

[…***…]

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Exhibit B

Research Plan

See attached.

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UPenn / Dimension Therapeutics Work Plan for 2016

CITRULLINEMIA

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WILSON’S DISEASE

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PHENYLKETONURIA

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Exhibit C

Research Program Budget

See attached.

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Exhibit C
Research Program Budget
[…***…]
Citrullinemia	[…***…]
Wilson's Disease	[…***…]
Phenylketonuria	[…***…]
[…***…]	[…***…]
Total	[…***…]

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Exhibit D

Information to be provided in SDR Report

[…***…];

[…***…]; and

[…***…]

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Exhibit E
Form of Financial Report

Licensee:					Agreement #
Inventor(s):					Patent #(s):
Period Covered:					Prepared By
From					Date
To					Approved By
Date

If license covers several major product lines, please prepare a separate report for each line. Then combine all product lines into a summary report.

Report Type:	□ Single Product Line Report
□ Multiple product Summary Report Page ____ of ____ pages
	□ Product Line Detail:		Line:
Trade Name
Page

Report Currency:		□ US Dollars		□ Other (specify) _______________________________

Period Royalty Amount
Country	Gross Sales	Allowances	Net Sales	Royalty Rate	[…***…]	[…***…]	[…***…]	[…***…]
0
0
0
0
0
0
0
0
0
0
0
Total	0	0	0		0	0	0	0
Conversion rate if other than US Dollars
Royalties in US Dollars

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EXHIBIT F

MATERIAL TRANSFER TERMS

Penn agrees to provide certain Penn Materials to Licensee, and Licensee agrees to provide certain Licensee Materials to Penn, under the following conditions:

1.The Penn Materials and the Licensee Materials are considered proprietary to the providing Party.  The providing Party shall be free, in its sole discretion, to distribute its proprietary Materials to others and to use such Materials for its own purposes, unless otherwise stated in the Agreement.

2.Materials provided by a Party may only be utilized for research by the receiving Party at the receiving Party’s facility and the facility of any permitted third party.  The receiving Party shall not distribute or release the other Party’s Materials to any person other than laboratory personnel under the receiving Party’s direct supervision, or other personnel and third parties permitted by the Agreement.  The receiving Party shall ensure that no one will be allowed to take or send Materials received from the providing Party to any location in violation of the Agreement.

3.The transfer of Materials are for the receiving Party’s use of the Materials solely for the performance of the Research Program, subject to the terms of the Agreement.  Each Party agrees that nothing herein shall be deemed to grant any additional rights under any Patent Rights except to those contained in the Agreement and to the extent provided therein.  Materials received from the providing Party will not be used by or on behalf of the receiving Party in research that is subject to consulting or licensing obligations to any Third Party, other than obligations to the U.S. government resulting from research that is funded by the U.S. government.

4.Each Party agrees to use Materials received from the providing Party in compliance with all laws and regulations, including but not limited to current EPA, FDA, USDA, and NIH guidelines.  All Materials are supplied solely for research purposes.

5.Neither Party shall have  rights in the Materials received from the providing Party other than as provided in this Agreement, and at the request of the providing Party, the receiving Party will return all unused Materials received from the providing Party.  It is understood that any and all proprietary rights, including but not limited to Patent Rights, trademarks, and proprietary rights, in and to the Materials and replications or derivatives of the Materials shall be and remain in the providing Party, subject to the rights granted herein.

6. Materials will be considered Confidential Information of the providing Party, and subject to the terms of Article 7 of the Agreement.

7.Each Party acknowledges that Materials received from the providing Party are experimental in nature and they are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED.  THE PROVIDING PARTY MAKES NO REPRESENTATION OR WARRANTY

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THAT THE USE OF THE MATERIALS WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHTS.

8.  For clarity, the terms of this Exhibit F shall not be interpreted to limit any rights granted, or to grant any rights other than those granted, elsewhere in the body Agreement.  The terms set forth in the body of the Agreement shall prevail in the event of a conflict between this Exhibit F and any term set forth in the body of the Agreement.

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Schedule 2.2.3

Written Reports

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